SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Saia, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held April 29, 2022

March 21, 2022

To Our Stockholders:

We cordially invite you to attend the 2022 annual meeting of stockholders of Saia, Inc. The meeting will be held in a virtual format on April 29, 2022, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the Annual Meeting physically but will be able to participate by submitting questions and voting online. To be admitted to the virtual Annual Meeting at www.meetnow.global/MYUDPTF, you must enter the control number found on your proxy card, voter instruction form or the notice. A list of stockholders entitled to vote will be available via electronic link during the whole time of the annual meeting once you are admitted to the meeting room. We look forward to your participation.

The purpose of the meeting is to:

1.	Elect four directors for a one year term;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

3.	Consider an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements;

4.	Consider an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

5.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2022; and

6.	Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 4, 2022 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Douglas L. Col

Secretary

Please complete, date, sign and return the accompanying proxy card, voter instruction card, or vote by telephone or the internet. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada. Alternatively, you may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

Proxy Summary

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the 2021 performance of Saia, Inc. (the “Company”), please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

2022 Annual Meeting of Stockholders

•	Date and Time:

April 29, 2022, 10:30 a.m., Eastern Daylight Time

•	Virtual:

Attend the annual meeting online, including voting and submitting questions at:

www.meetnow.global/MYUDPTF

•	Record Date:

March 4, 2022

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Four Directors (page 2)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 57)	FOR
Approve the Elimination of Supermajority Voting (page 58)	FOR
Approve an Increase in Authorized Shares of Common Stock (page 60)	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm (page 62)	FOR

2021 Business Highlights

In 2021, the Company continued to effectively execute its long-term strategic plan and delivered strong operating results despite the challenges of COVID-19. The following illustrates the three-year directional relationship between Company performance, based on four of the Company’s key operating metrics, and the compensation (as defined below) of Saia’s Chief Executive Officer.

2022 Proxy Statement	SAIA, INC.	i

PROXY SUMMARY

Director Nominees (page 2)

Saia is phasing out its classified Board of Directors. The Board of Directors currently consists of ten directors divided into three classes but following the 2022 annual meeting of stockholders only two classes will remain. The terms of the Class II directors will expire at the upcoming annual meeting. The Board of Directors has nominated the following persons as Class III directors for terms expiring at the 2023 annual meeting of stockholders. If elected, these nominees will join the existing Class III of directors. Proxies cannot be voted for a greater number of persons than the four nominees named herein. Each nominee is currently a director of Saia.

Name	Age	Director Since	Primary Occupation	Committee Memberships
Kevin A. Henry*	54	2021	Chief People Officer at BlueLinx Holdings Inc.	Compensation
Frederick J. Holzgrefe, III	54	2019	President & Chief Executive Officer of Saia, Inc.	None
Donald R. James*	49	2021	Chief Executive Officer of Solero Technologies, effective April 1, 2022	Audit
Richard D. O’Dell	60	2006	Chairman of the Board and Retired Chief Executive Officer of Saia, Inc.	None
*	Independent Director

Management Proposals (pages 57-63)

1.

Advisory Vote to Approve Executive Compensation. We are asking stockholders to approve on an advisory basis our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in attracting, motivating and retaining talented executive officers and aligning the executives’ long-term interests with those of our stockholders.

2.

Approve the Elimination of Supermajority Voting. Stockholders are requested to approve an amendment to the Company’s Certificate of Incorporation to eliminate provisions in the certificate that require approval of holders of two-thirds of the outstanding shares of common stock to amend certain provisions of the certificate. The Board recommends a FOR vote because adopting a majority voting standard provides more accountability to stockholders and promotes stronger corporate governance.

3.

Approve an Increase in Authorized Shares of Common Stock. Having issued over one-half of the existing authorized shares of common stock, we seek stockholder approval to increase the number of shares of authorized common stock from 50,000,000 shares to 100,000,000 shares. The Board recommends a FOR vote so that the Company may have the flexibility in the future to issue more common shares, whether as a stock dividend or stock split, as consideration for an acquisition, in accordance with equity incentive plans, to raise additional capital or otherwise.

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our auditors for 2022.

ii	SAIA, INC.	2022 Proxy Statement

PROXY SUMMARY

Corporate Governance (page 13)

The following are highlights of Saia’s corporate governance practices:

•

Separate Chief Executive Officer and Chairman of the Board. Maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

•

The Board has a Lead Independent Director. The Lead Independent Director position ensures the Board has a director in a leadership position that is “independent” under applicable rules of the Nasdaq Global Select Market. The Lead Independent Director is elected annually by the independent directors. For 2021, the Lead Independent Director was Randolph W. Melville.

•	Saia has a Diverse Board. Of the ten members of Saia’s Board, three are women and four are ethnically diverse.

•	Commitment to Board Refreshment. Of the ten members of Saia’s Board, eight have joined the Board in the last seven years.

•

Phasing out Classified Board Structure. The Board initiated and the stockholders approved the phased elimination of the staggered election of directors at the 2021 annual meeting of stockholders. Starting with the election of directors at this 2022 annual meeting of stockholders, all directors whose terms are expiring at an annual meeting will be elected for a one year term.

•

Board Oversight of Risk Management. The Board executes its oversight responsibility both through active review and discussion of key risks facing the Company and by delegating certain oversight responsibilities to Board Committees.

•

Majority Voting for Director Elections. Saia’s Bylaws require that, in an uncontested election, a nominee to the Board must receive more votes cast for than against his or her election in order to be elected to the Board. If an incumbent director fails to receive a majority of the vote for reelection in an uncontested election, the Nominating and Governance Committee recommends to the full Board whether to accept or reject the nominee’s previously submitted resignation, and the full Board makes the final determination. We believe the ability of stockholders to vote for or against a director, as opposed to merely withholding a vote for a director, increases accountability to stockholders. The election of directors at the 2022 annual meeting of stockholders is an uncontested election.

•

Three Standing Committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Saia’s Board Committees are comprised entirely of independent directors. Saia’s Committee charters are available free of charge on the Company’s website (www.saia.com) under the investor relations section.

•

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines that apply to all officers who are eligible to receive long-term incentives, including all Named Executive Officers, and to Saia’s directors.

•

Annual Board and Committee Evaluations. The Board conducts annual Board and Committee performance evaluations that are intended to determine whether the Board and each of its Committees are functioning effectively and to provide them with an opportunity to reflect on and improve processes and effectiveness.

•

Clawback Policy. The Company has a “clawback” policy that authorizes the Company to seek to recover incentive compensation awarded to an officer or executive of Saia if the result of a performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. In addition, if an officer or executive of Saia engages in “Improper Conduct” (as defined under the policy), Saia may, within three years following the payment or vesting of incentive compensation, seek recovery of such incentive compensation.

•

Policy Against Hedging and Pledging of Saia Stock. Directors and employees subject to the Company’s insider trading policies may not engage in short sales of Saia common stock, in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company. Additionally, directors and such employees are prohibited from holding Saia common stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

2022 Proxy Statement	SAIA, INC.	iii

PROXY SUMMARY

Executive Compensation Highlights (page 24)

•

2021 Say-on-Pay Results. In 2021, holders of 97.7% of our stock voting on the question approved on an advisory basis the compensation paid to our Named Executive Officers as described in the 2021 proxy statement. The chart below shows the Company’s “say-on-pay” results over the past five years:

•

Saia Company Performance Aligned with CEO Compensation. As part of the compensation analysis performed by Mercer US Inc. (“Mercer”), independent compensation consultant to the Compensation Committee, for 2021 the Compensation Committee reviewed the Company’s three-year total stockholder return (“TSR”) and three-year CEO “total direct compensation” for the period from 2018 – 2020. The graph below shows three-year TSR percentiles of the Company and other peer group companies. Saia’s three-year CEO total direct compensation (50th percentile) reflect that Saia’s performance is aligned with the compensation of its CEO over that period.

3-YEAR CEO TOTAL DIRECT COMPENSATION(1) VS. 3-YEAR TOTAL STOCKHOLDER RETURN(2)

(1)

CEO total direct compensation reflects actual cash compensation earned for 2018 – 2020, in-the-money value of stock options, restricted stock and performance stock units granted during 2018 – 2020 as of December 31, 2020 (for performance stock units where performance period is complete, analysis reflects the actual number of shares earned; in other cases, the target number of shares was used). 2020 is the most recent year for which sufficient peer group data is available. CEO total direct compensation reflects compensation paid to Richard D. O’Dell during 2018 and 2019 and until his retirement as Chief Executive Officer on April 28, 2020 and thereafter compensation paid to Frederick J. Holzgrefe, III. TSR data was sourced by Mercer and compensation data is based on proxy statement disclosure for the peer group companies.

(2)

The shaded circles represent the TSR of the Company and other peer group companies for the period from 2018 – 2020. Certain companies within our peer group were excluded from this analysis due to lack of sufficient data.

iv	SAIA, INC.	2022 Proxy Statement

PROXY SUMMARY

2021 Compensation Summary

Below is a summary of compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2021.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frederick J. Holzgrefe, III President & Chief Executive Officer (PEO)	825,000	—	1,981,414	404,744	1,650,000	76,358	4,937,517
Douglas L. Col Executive Vice President & Chief Financial Officer (PFO)	437,750	—	567,678	115,910	612,864	47,893	1,782,095
Raymond R. Ramu Executive Vice President & Chief Customer Officer	477,335	—	642,818	131,573	716,904	53,891	2,022,521
Patrick D. Sugar Executive Vice President Operations	375,361	—	546,298	70,799	404,653	41,566	1,438,677
Rohit Lal Executive Vice President & Chief Information Officer	345,327	—	232,765	47,617	346,080	38,001	1,009,789

See also the narrative and footnotes accompanying the Summary Compensation Table on page 41.

Important Dates for 2023 Annual Meeting of Stockholders (page 71)

Any stockholder who intends to present a proposal at the annual meeting in 2023 must deliver such proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 20, 2022, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 30, 2022, and on or before January 29, 2023, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, made in this proxy statement are forward-looking. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this proxy statement and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Factors, risks, uncertainties amd assumptions that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K. Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2022 Proxy Statement	SAIA, INC.	v

SAIA, INC.

11465 Johns Creek Parkway, Suite 400

Johns Creek, Georgia 30097

2022 PROXY STATEMENT

The Board of Directors (the “Board”) of Saia, Inc. (“Saia” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2022 annual meeting of stockholders. The meeting will be held in a virtual format on April 29, 2022, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the Annual Meeting physically. To be admitted to the virtual Annual Meeting at www.meetnow.global/MYUDPTF, you must enter the control number found on your proxy card, voter instruction form or the notice you previously received. At the meeting, stockholders will vote on (a) the election of four directors, (b) an advisory basis to approve the compensation of Saia’s Named Executive Officers, (c) a management proposal to amend our Certificate of Incorporation to eliminate supermajority voting requirements, (d) a management proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock, (e) the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2022, and (f) the transaction of any other business that may properly come before the meeting, and any postponement or adjournment of the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the internet or by telephone), you authorize Frederick J. Holzgrefe, III and Richard D. O’Dell and each of them to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Stockholders for the fiscal year ended December 31, 2021, which includes Saia’s audited annual consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 21, 2022.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

2022 Proxy Statement	SAIA, INC.	1

Proposal 1 – Election of Directors

Stockholders approved the phased elimination of the staggered election of directors at the Company’s 2021 annual meeting of stockholders. Starting with the election of directors at this 2022 annual meeting of stockholders, all directors whose terms are expiring at an annual meeting will be elected for a one year term. The Board of Directors currently consists of ten directors divided into three classes (Class I, Class II and Class III).

The terms of the Class II directors will expire at the upcoming annual meeting. Following the 2022 annual meeting of stockholders, only two classes will remain (Class I and Class III). The Board of Directors has nominated Kevin A. Henry, Frederick J. Holzgrefe, III, Donald R. James and Richard D. O’Dell for election as Class III directors for terms expiring at the 2023 annual meeting of stockholders. Each nominee currently serves as a director.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. Proxies cannot be voted for a greater number of persons than the four nominees named herein.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and continuing director that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees and continuing directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and continuing director brings a strong and unique background and set of skills to the Board of Directors giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive and operations management, strategic planning, sales and marketing, the less-than-truckload (“LTL”) and transportation industry, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee and continuing director is committed to achieving, monitoring and improving on the Company’s business strategy.

Your Board of Directors unanimously recommends that you vote “FOR” the election of each of the four nominees. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named proxies to vote “FOR” the election of the four Nominees named in this proposal.

2	SAIA, INC.	2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Nomination Process

•	Number of New Directors in Last Seven Years: 8 Directors

•	Average Tenure of Directors: 6 Years

•	Average Age of Directors: 58 Years

•	Percentage of Woman Directors: 30%

•	Percentage of Ethnically Diverse Directors: 40%

•	Percentage of Independent Directors: 80%

The Nominating and Governance Committee is responsible for recommending director candidates to the Board of Directors. The Nominating and Governance Committee will apply the criteria set forth in the Corporate Governance Guidelines when considering whether to recommend any candidate as a director nominee, including candidates recommended by stockholders. The Nominating and Governance Committee seeks nominees with a broad range of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Corporate Governance Guidelines include director qualification standards that provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The Nasdaq Global Select Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 72; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the best interests of the Company and its stockholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•

Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee may seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders, the Company’s management and professional recruitment firms). The Nominating and Governance Committee evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Nominating and Governance Committee seeks to identify and recruit the best available candidates. The Committee evaluates qualified candidates recommended by stockholders on the same basis as those submitted by other sources. Stockholders who wish to recommend a candidate for director or nominate a candidate for election at an annual meeting should follow the procedures described on page 72.

2022 Proxy Statement	SAIA, INC.	3

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Diversity

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects the Board’s commitment to diversity. When identifying candidates for the Board, the Board endeavors to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen. Of the ten members of Saia’s Board, three are women and four are ethnically diverse.

Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors	10

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Number of directors based on gender identity	7	3	0	0
Part II: Demographic Background
African American or Black	3	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Undisclosed	0

Director Skills

Skills	Number of Directors
Previous or Current Senior Executive	8
Trucking or Logistics Experience	7
Strategic Planning	9
Operations Experience	8
Financial or Accounting	5
Enterprise Risk Management	7
Information Technology or Cybersecurity	3
Human Capital Management	4
Health & Safety	3
Sales & Marketing	3
Environmental	3
Innovation, Engineering & Disruptive Technologies	4
Equipment Operations	3
Investor Relations & Communications	5
Commercial Real Estate	2

4	SAIA, INC.	2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Refreshment

In the past seven years, the Company has refreshed its Board by adding eight new directors, seven of whom are independent. The Company believes that it benefits from having longer tenured directors, including our Chairman, on the Board who are familiar with the Company’s business. We believe the average tenure of our directors of six years reflects the balance the Board seeks between different perspectives brought by longer-serving directors and new directors.

2022 Proxy Statement	SAIA, INC.	5

PROPOSAL 1 – ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

The following tables set forth certain information regarding each nominee for director and continuing director of the Company. The information presented includes information provided to the Company by each nominee and continuing director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee or continuing director first became a director of Saia.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

FOR A ONE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

Kevin A. Henry

DIRECTOR SINCE: 2021 AGE: 54 COMMITTEE MEMBERSHIP: • Compensation

Mr. Henry has served as Chief People Officer at BlueLinx Holdings Inc. since March 2022. He was previously Executive Vice President and Chief Human Resources Officer at Extended Stay America from 2014 to 2022. From 2010 to 2014, Mr. Henry served as Senior Vice President and Chief Human Resources Officer of Snyder’s-Lance, Inc., a national snack food company. Prior to that, Mr. Henry served in a variety of positions at Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, including as Chief Human Resources Officer from 2007 to 2010 and Senior Vice President of Human Resources from 2001 to 2007.

QUALIFICATIONS

Mr. Henry brings to the Board significant experience in employee relations, organizational development and human capital management.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: None

6	SAIA, INC.	2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Frederick J. Holzgrefe, III

DIRECTOR SINCE: 2019 AGE: 54 COMMITTEE MEMBERSHIP: • None

Mr. Holzgrefe has been President and Chief Executive Officer of Saia, Inc. since April 2020. He served as President and Chief Operating Officer of Saia, Inc. from May 2019 to April 2020 and President, Chief Operating Officer and Chief Financial Officer from January 2019 to May 2019. Previously, he was Executive Vice President and Chief Financial Officer of the Company from July 2017 to January 2019. Mr. Holzgrefe joined the Company in September 2014 as Vice President and Chief Financial Officer of the Company. Prior to joining Saia, he led the international business of Golden Peanut and Treenut, serving as Chief Financial Officer from 2006-2012. Mr. Holzgrefe’s prior experience includes tenure in food and technology businesses and banking and financial advisory services.

QUALIFICATIONS

Mr. Holzgrefe brings extensive knowledge about the Company and its operations to the Board. He also has significant operational and financial experience in a broad range of industrial and distribution related businesses.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: None

Donald R. James

DIRECTOR SINCE: 2021 AGE: 49 COMMITTEE MEMBERSHIP: • Audit

Dr. James joined Solero Technologies, a global supplier of solenoids, accumulators and control modules to the automotive industry and industrial sector, in March 2022 and has accepted an offer to become chief executive officer of that company, effective April 1, 2022. Previously, he was President of the Americas for Joyson Safety Systems from 2019 to 2021. Dr. James was with

Continental A.G. starting in 2005 and led various functional areas primarily related to automotive safety technology development and production. He served as Continental A.G.’s Vice President of Hydraulic Brake Systems for North America from 2017 to 2019.

QUALIFICATIONS

Dr. James brings to the Board significant commercial vehicle industry experience in the technology space around alternative fuels, vehicle safety and autonomy. In addition, he brings experience with sustainability and green initiatives.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: None

2022 Proxy Statement	SAIA, INC.	7

PROPOSAL 1 – ELECTION OF DIRECTORS

Richard D. O’Dell

DIRECTOR SINCE: 2006 AGE: 60 COMMITTEE MEMBERSHIP: • None

Mr. O’Dell is Non-Executive Chairman of the Board of Directors of Saia, Inc. He served as Chief Executive Officer of Saia, Inc. from January 2019 until his retirement in April 2020 and served as President and Chief Executive Officer from December 2006 to January 2019. Prior to assuming the role of Chief Executive Officer, Mr. O’Dell served as President of Saia from July 2006 to December 2006. In 1997, Mr. O’Dell joined Saia LTL Freight, the principal operating subsidiary of the Company, as Chief Financial Officer. He continued in that position until his appointment as President and CEO of Saia LTL Freight in 1999.

QUALIFICATIONS

Mr. O’Dell brings extensive knowledge and understanding of the Company and the LTL industry to the Board through his experience as the former Chief Executive Officer of the Company. Additionally, he has experience in public accounting as a certified public accountant.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: None

8	SAIA, INC.	2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE

AT THE 2023 ANNUAL MEETING

Donna E. Epps

DIRECTOR SINCE: 2019 AGE: 57 COMMITTEE MEMBERSHIP: • Audit • Nominating and Governance

Ms. Epps was with Deloitte LLP for over 31 years. Ms. Epps served as an attest Partner of Deloitte LLP from 1998 through 2003 and as a Risk and Financial Advisory Partner of Deloitte LLP from 2004 until her retirement in 2017.

QUALIFICATIONS

Ms. Epps brings to the Board significant audit, governance, risk and compliance experience as a provider of attest and consulting services to private and public companies across multiple industries. Ms. Epps qualifies as an “audit committee financial expert.”

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Ms. Epps serves as an independent director and member of the nominating and corporate governance committee and chair of the audit committee of Texas Pacific Land Corporation and as an independent director and member of the nominating and corporate governance, compensation and audit committees of Texas Roadhouse, Inc.

2022 Proxy Statement	SAIA, INC.	9

PROPOSAL 1 – ELECTION OF DIRECTORS

John P. Gainor, Jr.

DIRECTOR SINCE: 2016 AGE: 65 COMMITTEE MEMBERSHIP: • Audit • Nominating and Governance

Mr. Gainor served as the President and CEO of International Dairy Queen, a subsidiary of Berkshire Hathaway, from 2008 until his retirement in 2017. Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO. From 2000-2003, Mr. Gainor was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation, and Warner Lambert Corporation.

QUALIFICATIONS

Mr. Gainor brings significant business experience to the Board as the former President and CEO of an internationally-known fast food restaurant chain, and based on over 40 years’ of experience in logistics, supply chain and transportation. Mr. Gainor qualifies as an “audit committee financial expert.”

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Mr. Gainor serves as an independent director and member of the nominating and governance committee of Bloomin’ Brands, Inc. and as an independent director and member of the compensation committee of TreeHouse Foods, Inc.

Previous: He previously served as an independent director and member of the audit and finance committees of Jack in the Box Inc. from 2019 to 2021.

Randolph W. Melville

DIRECTOR SINCE: 2015 AGE: 63 COMMITTEE MEMBERSHIP: • Compensation • Nominating and Governance

Mr. Melville was the Senior Vice President and General Manager for the Western Division of PepsiCo’s Frito-Lay North America until his retirement in 2017. In that position, he was accountable for all aspects of the company’s western division performance, including sales, operations, supply chain, finance, human resources and strategic planning. Prior to his 20-plus years at Frito-Lay, Mr. Melville served as a Senior Vice President at Maytag Corporation from 1999-2001 and held various sales and marketing leadership positions with Procter & Gamble Distributing Company from 1981 to 1993.

QUALIFICATIONS

Mr. Melville brings significant national sales, marketing, operations and supply chain experience to the Board. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources. Mr. Melville serves as Saia’s Lead Independent Director.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Mr. Melville serves on the Board of Trustees of The Northwestern Mutual Life Insurance Company and serves as an independent director and member of the audit and nominating and governance committees of GMS, Inc.

Previous: Mr. Melville previously served as an independent director and member of the compensation committee of Interline Brands, Inc.

10	SAIA, INC.	2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

CLASS I DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE

AT THE 2024 ANNUAL MEETING

Di-Ann Eisnor

DIRECTOR SINCE: 2017 AGE: 49 COMMITTEE MEMBERSHIP: • Compensation

Ms. Eisnor is the co-founder and serves as Chief Executive Officer of Core, a venture-backed construction labor marketplace since 2019. Ms. Eisnor was an executive of The We Company, a part of the We Work Companies, from February 2019 until her departure in October 2019. In this position, she was responsible for development of their cities platform. Prior to that time, she was Director of Growth of Waze Inc., a crowd-sourced navigation and real-time traffic application owned by Alphabet, Inc. Ms. Eisnor was with Waze starting in 2009, when she founded its U.S. office. Prior to joining Waze, Ms. Eisnor was co-founder and Chief Executive Officer of Platial Inc., a collaborative, user-generated cartographic website.

QUALIFICATIONS

Ms. Eisnor brings to the Board significant entrepreneurial experience with disruptive technologies focused on the transportation industry and in building and leading marketing services and geo-mapping businesses.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Ms. Eisnor serves as an independent director and member of the audit committee and chair of the compensation committee of KINS Technology Group.

Jeffrey C. Ward

DIRECTOR SINCE: 2006 AGE: 63 COMMITTEE MEMBERSHIP: • Compensation • Nominating and Governance

Mr. Ward is a Vice President and Partner of A.T. Kearney, Inc., a global management consulting firm. Mr. Ward joined A.T. Kearney, Inc. in 1991. Mr. Ward’s experience at A.T. Kearney is focused on the North American transportation market. Additionally, he has experience in a privately-held LTL company.

QUALIFICATIONS

Mr. Ward brings to the Board significant knowledge in the areas of transportation, corporate and marketing strategy, post-merger integration, restructuring and privatization, network operations, mergers and acquisitions and operations effectiveness.

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: None

2022 Proxy Statement	SAIA, INC.	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Susan F. Ward

DIRECTOR SINCE: 2019 AGE: 61 COMMITTEE MEMBERSHIP: • Audit

Ms. Ward served as Vice President and Chief Accounting Officer of United Parcel Service, Inc. from 2015 until her retirement in 2019. Prior to her appointment as Chief Accounting Officer she served in various finance- and accounting-related positions during her 27 years at UPS. Prior to UPS, Ms. Ward spent 10 years at Ernst & Young in Assurance Services.

QUALIFICATIONS

Ms. Ward brings years of industry experience as a senior financial executive of a multi-national transportation business, as well as public accounting and non-profit board experience. Ms. Ward qualifies as an “audit committee financial expert.”

OTHER PUBLIC COMPANY DIRECTORSHIPS

Current: Ms. Ward serves as an independent director and chair of the audit committee of Ecovyst Inc.

12	SAIA, INC.	2022 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines establishing guidelines and standards with respect to Board governance and meetings, Board composition and diversity, selection and election of directors, director responsibility, director access to management and independent advisors and non-employee director compensation. The Nominating and Governance Committee of the Board regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted.

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted at the “Investor Relations – Governance” page of the Company’s website (www.saia.com).

Director Independence

In February 2022, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the rules and regulations of Nasdaq Global Select Market (“Nasdaq”) and determined that each of Di-Ann Eisnor, Donna E. Epps, John P. Gainor, Jr., Kevin A. Henry, Donald R. James, Randolph W. Melville, Jeffrey C. Ward, and Susan F. Ward qualifies as an independent director under such rules and regulations. Mr. O’Dell, as a result of serving as Chief Executive Officer until April 2020, and Mr. Holzgrefe, as a result of his current service as Chief Executive Officer, are not independent.

Director Compensation

Our non-employee directors receive annual compensation as shown in the tables below for service on the Board. Director compensation is approved by the Board based on the recommendation of the Compensation Committee, except the Compensation Committee sets the number of shares of restricted stock to be issued to non-employee directors each year. In order to assist the Compensation Committee in its recommendation, the Committee’s executive compensation consultant conducts an annual review of Saia’s non-employee director compensation program to assess the competitiveness of the compensation program for non-employee directors and advises the Committee of recent market trends as to director compensation. As part of the review, the consultant analyzes Saia’s non-employee director compensation relative to a composite of peer group data and relevant cross-industry survey data. Based in part on the consultant’s study, the Compensation Committee annually makes a recommendation concerning non-employee director compensation for approval by the full Board.

The amounts payable to non-employee directors for 2021 are indicated below:

•	Annual retainer of $65,000

•	Additional annual retainers for the following:

–	Chairman - $100,000

–	Lead Independent Director - $20,000

–	Audit Committee Chair - $15,000

–	Audit Committee Member - $10,000

–	Compensation Committee Chair - $15,000

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CORPORATE GOVERNANCE

–	Compensation Committee Member - $7,500

–	Nominating and Governance Committee Chair - $10,000

–	Nominating and Governance Committee Member - $5,000

•	Grant of shares of restricted stock with a target value of $110,000

There are no separate fees paid for meeting attendance. If a director serves on more than one Committee, additional compensation is paid for each Committee. All non-employee directors are reimbursed for travel and other out-of-pocket incidental expenses related to meetings.

The 2018 Omnibus Incentive Plan governed grants of restricted stock to non-employee directors in 2021 and will continue to do so in 2022. Under the 2018 Omnibus Incentive Plan, each non-employee director has the option to receive up to 100% of his or her annual Board and Committee retainers in shares of common stock in lieu of cash, with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of payment.

Under the 2018 Omnibus Incentive Plan, the Compensation Committee is to approve an annual grant of restricted stock to each non-employee director, with the value on the grant date not to exceed $500,000. The shares of restricted stock are issued on May 1st each year. For 2021, each non-employee director serving as of May 1, 2021, received 548 shares of restricted stock. This number was determined by the Compensation Committee based on its decision to award non-employee directors restricted stock with a value of $110,000 using the closing stock price on February 11, 2021, which was the date of the Committee’s decision. Mr. Henry and Dr. James each received a pro rata award of 294 shares of common stock upon joining the Board.

For 2022, shares of restricted stock will be issued to non-employee directors under the 2018 Omnibus Incentive Plan. On February 7, 2022, the Compensation Committee approved a grant of 396 shares of restricted stock to each non-employee director based on its decision to award restricted stock with a value of $110,000 using the closing stock price on that date. These shares of restricted stock are to be issued on May 1, 2022.

The restricted stock issued in 2021 is subject to a one-year cliff vesting restriction and the shares of restricted stock to be issued in 2022 will also be subject to a one-year cliff vesting restriction. In each case, any unvested shares will become fully vested upon cessation of the director’s service on the Board (other than for cause) or upon a change in control of the Company.

Under the Director’s Deferred Fee Plan, non-employee directors may defer all or a portion of annual fees earned. The deferrals are converted into phantom stock units equivalent to the value of Company common stock. Upon the director’s termination, death or disability, accumulated deferrals are distributed in the form of Company common stock in accordance with elections made by the directors. The following non-employee directors held phantom stock units under the Director’s Deferred Fee Plan as of December 31, 2021, for the following number of shares: Ms. Epps 548; Mr. Gainor 15,768; Mr. Henry 484; Mr. Melville 20,583; Mr. Ward 54,625; and Ms. Ward 2,104.

Directors who are Company employees do not receive any additional compensation for their service as directors. Mr. Holzgrefe, as an employee of Saia, did not receive any compensation for his service as a director in 2021.

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CORPORATE GOVERNANCE

The following table sets forth all compensation earned by the Company’s non-employee directors for service as a director for the year ended December 31, 2021. Mr. Holzgrefe’s compensation is shown in the “Summary Compensation Table” herein, Mr. Henry and Dr. James joined the Board on September 1, 2021.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Di-Ann Eisnor	—	201,485	201,485
Donna E. Epps	80,000	128,988	208,988
John P. Gainor, Jr.	—	218,903	218,903
Kevin A. Henry	—	119,173	119,173
Donald R. James	48,975	71,830	120,805
Randolph W. Melville	—	241,500	241,500
Richard D. O’Dell	165,000	128,988	293,988
Jeffrey C. Ward	—	206,428	206,428
Susan F. Ward	90,000	128,988	218,988
(1)	Amounts represent cash payments in 2021 for Board and Committee service.

(2)

Amount of cash fees deferred under the Director’s Deferred Fee Plan with phantom stock units in 2021: Ms. Epps $128,988; Mr. Gainor $218,903; Mr. Henry $47,343; Mr. Melville $241,500; Mr. Ward $206,428; and Ms. Ward $128,988. Ms. Eisnor received 308 restricted shares in lieu of cash fees.

(3)

This column represents the dollar amount of aggregate grant date fair value of stock granted in 2021. All stock was issued on May 1, 2021, except for grants to Mr. Henry and Dr. James, which were made on September 1, 2021.

Saia provides customary liability insurance for its directors and officers. The annual cost of this coverage for 2021 was $1,031,234.

Director Stock Ownership Guidelines

In order to align non-employee directors’ interests with those of the Company and its stockholders, the Board has approved stock ownership guidelines for the Company’s non-employee directors. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at five times the then-current annual retainer for non-employee directors. Units held in the Company’s Director’s Deferred Fee Plan are included as units of stock for the purposes of the guidelines. Under Company policy, directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines. All of our directors have met or are on track to meet their objectives within the three-year time requirement.

Majority Voting Standard for Director Elections

The election of directors at the 2022 annual meeting of stockholders is an uncontested election under the Company’s Bylaws. Because this is an uncontested election, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election will not participate in the Nominating and Governance Committee recommendation or Board decision whether to accept the tendered resignation.

Election to the Company’s Board of Directors in a contested election is by a plurality of the votes cast at any meeting of stockholders having a quorum. An election will be considered contested if (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Company’s Bylaws and (ii) such nomination

2022 Proxy Statement	SAIA, INC.	15

CORPORATE GOVERNANCE

has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings; Executive Sessions

The Board of Directors held five meetings in 2021. Each director attended at least 75% of the meetings convened by the Board and the applicable Committees during such director’s service on the Board during 2021.

Executive sessions of non-employee directors and executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions of the independent directors are chaired by the Lead Independent Director.

Annual Evaluation Process of the Board and Committees

With oversight by the Nominating and Governance Committee, the Board of Directors and each of its Committees conducts annual performance evaluations that are intended to determine whether the Board and its Committees are functioning effectively and to provide the directors the opportunity to reflect upon and improve processes and effectiveness. The evaluation is conducted through the completion by each director of a questionnaire assessing the performance of the Board and each Committee of which the director is a member. Each Committee and the full Board review and discuss the results of the Committee and Board evaluations. The goal is to use the results of the assessment process to enhance the functioning of the Board and the Committees as well as the ability of the Board and Committees to carry out their oversight functions.

Director Orientation and Continuing Education

The Company conducts an orientation program for each new director that includes, among other things, a review of the Company’s business strategy and operations, technology, financial condition, legal and regulatory framework and other relevant topics. The Company also provides continuing education opportunities and programs for current directors. These programs include presentation by outside subject matter experts, participation in governance and industry seminars and visits to Company facilities.

Board Leadership Structure

Saia’s Board structure provides for a Chief Executive Officer separate from the Chairman of the Board. The Board believes maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

The Board of Directors designates a director to serve as Chairman of the Board and selected Richard D. O’Dell to serve as Chairman. The primary responsibilities of the Chairman are to:

•	Preside at all meetings of the Board and provide leadership in Board deliberations;

•	Preside at all stockholder meetings;

•	Prepare, in collaboration with the Chief Executive Officer and Lead Independent Director, Board meeting schedules and agendas;

•	Provide support and advice to the Chief Executive Officer;

•	Participate in the identification and recruitment of potential non-employee directors;

•	Support the Chief Executive Officer in serving as an ambassador for the Company with stockholders, customers and industry groups;

•	With the Lead Independent Director, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

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CORPORATE GOVERNANCE

•	Participate in planning for Chief Executive Officer succession.

Because the Chairman is not independent under Nasdaq rules and regulations, the Board also utilizes a Lead Independent Director, who is selected by the independent directors. The independent directors elected Randolph W. Melville as Lead Independent Director for 2021. The primary responsibilities of the Lead Independent Director are to:

•	Prepare, in collaboration with the Chief Executive Officer and Chairman, Board meeting schedules and agendas;

•	Advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;

•	Chair all meetings of the Board at which the Chairman is not present;

•	Coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;

•	With the Chairman, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

•	Provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various Committees.

In addition, the Lead Independent Director has the authority to call meetings of independent directors. If requested by major stockholders, the Lead Independent Director will make himself reasonably available for direct communication.

Board’s Role in Corporate Strategy

The Board is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. The Board formally reviews the Company’s business strategy, including the risks and opportunities facing the Company and its business, at an annual strategic planning session. In addition, long-range strategic issues are discussed as a matter of course at regular Board meetings. The Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate. As discussed in “Board’s Role in Risk Management Process” below, the Board views risk management and oversight as an integral part of the strategic planning process, and provides oversight of management’s process to identify, manage and mitigate risks inherent in the Company’s strategic plans.

Board’s Role in Risk Management Process

The Company’s senior management has the responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to oversee the development and execution of the Company’s strategic plans and to understand the associated risks and the steps that senior management is taking to manage and mitigate those risks. The Board executes its oversight responsibility both through active review and discussion of key risks facing the Company and by delegating certain oversight responsibilities to the Board Committees. The full Board has retained responsibility for oversight of strategic risks as well as risks not otherwise delegated to one of the Committees, including cybersecurity, sustainability and climate change risks.

As part of its risk management oversight, the full Board, based on input from management and the Nominating and Governance Committee, conducts a number of reviews throughout the year to ensure that the Company’s strategy and risk management is appropriate and prudent, including a review of specific risks, ranking of the likelihood and significance of those risks and a review of mitigation plans. In addition, the Board has delegated certain risk management oversight responsibilities to specific Board Committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each Committee has full access to management, as well as the ability to engage independent advisors.

2022 Proxy Statement	SAIA, INC.	17

CORPORATE GOVERNANCE

The following is a summary of the general risk oversight functions of the Committees:

COMMITTEE RISK OVERSIGHT

Audit Committee	Nominating and Governance Committee	Compensation Committee

The Audit Committee oversees Company risks relating to accounting and financial reporting and related legal and regulatory compliance.

To satisfy these responsibilities, the Committee meets regularly with the Company’s chief financial officer, chief accounting officer, director of internal audit, outside legal counsel, KPMG LLP and other members of management.

The Committee receives regular reports relating to issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation and other contingent liabilities, and changes in accounting requirements or practices that could affect the content or presentation of the Company’s financial statements.

The Committee is also responsible for reviewing any “hot-line” or other reports concerning accounting, internal controls or auditing matters.

The Nominating and Governance Committee oversees risks relating to board leadership and effectiveness, and corporate governance matters. The Committee also oversees the overall enterprise risk management process.

To assist the Committee in discharging its responsibilities, it works with officers of the Company responsible for relevant risk areas and keeps abreast of the Company’s significant risk management practices and strategies.

The Compensation Committee oversees risks relating to the Company’s compensation and benefits programs and reviews annually policies and practices to determine whether they are reasonably likely to meet the Committee’s objectives for executive pay and to ensure that the Company’s compensation practices present no risk of a material adverse effect on the Company.

To assist it in satisfying these oversight responsibilities, the Committee has retained its own independent compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of its compensation decisions.

Succession Planning

Succession planning and leadership development are key priorities for the Board and management. The Board regularly reviews the Company’s human capital related activities in support of the Company’s business strategy, which includes a discussion of the Company’s training and development programs, leadership bench and succession plans with a focus on key positions at the senior executive level and other critical roles. The Board also has regular and direct exposure to high potential leaders through formal Board and Committee presentations and informal events.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is comprised entirely of independent directors. Current Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Susan F. Ward, Chair Donna E. Epps John P. Gainor, Jr. Donald R. James	Randolph W. Melville, Chair Di-Ann Eisnor Kevin A. Henry Jeffrey C. Ward	John P. Gainor, Jr., Chair Donna E. Epps Randolph W. Melville Jeffrey C. Ward

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CORPORATE GOVERNANCE

Each of the Committees acts pursuant to a written charter adopted by the Board. A copy of each Committee charter is posted at the “Investor Relations – Governance” page of the Company’s website (www.saia.com).

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The Audit Committee held five meetings in 2021. The functions of the Audit Committee are described in the Audit Committee Charter and include, among others, the following:

•	Review the adequacy and quality of Saia’s accounting and internal control systems;

•	Review Saia’s financial reporting process on behalf of the Board of Directors;

•	Oversee the entire audit function, both internal and independent, including the selection and compensation of the independent registered public accounting firm;

•	Review the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures; and

•	Provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

The Board of Directors has determined that Ms. Ward, Ms. Epps and Mr. Gainor are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission, and all members of the Audit Committee have accounting and related financial expertise and are independent in accordance with Nasdaq rules.

Compensation Committee

The Compensation Committee held seven meetings in 2021. The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among others, the following:

•

Determine the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Saia, except as to the Chief Executive Officer, the Committee makes a recommendation as to compensation, which is then finally determined by the Board;

•	Supervise the administration of Saia’s incentive compensation and equity-based compensation plans and approve grants under those plans;

•	Establish Saia’s executive officer compensation policies and recommend to the Board the compensation of non-employee directors; and

•	Assist the Board in its oversight of the Company’s human capital management strategies and practices.

Each member of the Compensation Committee qualifies as (i) an independent director under applicable Nasdaq rules and Rule 10C-1 of the Securities Exchange Act of 1934; and (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

The Compensation Committee has retained Mercer (US) Inc. as its executive compensation consultant to provide information, analysis and recommendations regarding executive and director compensation. Mercer reports directly to the Compensation Committee and takes direction from the Committee. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Compensation Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

For 2021, the Company paid Mercer $124,869 for executive and director compensation services rendered to the Compensation Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Since 2010, including during 2021, the Company has used Marsh USA, Inc., an affiliate of MMC, to provide insurance brokerage services, based on a determination made by management of the expertise of Marsh USA, Inc. in providing

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CORPORATE GOVERNANCE

insurance brokerage services for the transportation industry. The Company paid Marsh USA, Inc. $3,054,019 in fees in 2021 for such insurance brokerage services (this amount does not include insurance premiums that are paid through Marsh USA, Inc. to insurance carriers on behalf of Saia).

In connection with the Compensation Committee’s consideration of the independence of Mercer, the Committee confirmed with Mercer that:

•	The Mercer consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The Mercer consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	The Mercer consultant has no business or personal relationships with any members of Saia management or the Board other than providing executive compensation consulting; and

•	The Mercer consultant and his immediate family members own no shares of Saia’s common stock.

In its evaluation of the relationship with Mercer, the Compensation Committee also reviewed the protocols used by the Committee in its dealings with Mercer which include:

•	The Committee has sole authority to retain and terminate Mercer at any time;

•	The Mercer consultant has direct access to the Committee without management intervention;

•	The Committee has in place a process to formally evaluate the quality and objectivity of the services provided by Mercer each year and determine whether to continue to retain Mercer;

•	The Committee has in place rules for the engagement which limit how the individual Mercer consultant may interact with management; and

•

The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and ensure that Mercer receives from management the information required to perform its duties in a timely manner.

Following this assessment of the relationship of Mercer and its affiliates with the Company, the Compensation Committee concluded that Mercer’s work for the Committee does not raise any conflict of interest and that Mercer qualified as independent.

Nominating and Governance Committee

The Nominating and Governance Committee held five meetings in 2021. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee Charter and include, among others, the following:

•	Review the size and composition of the Board and make recommendations to the Board as appropriate;

•	Advise and make recommendations to the Board on corporate governance matters;

•

Review criteria for election to the Board and recommend candidates for Board membership. In identifying candidates for the Board, the Committee is to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen;

•	Review the structure and composition of Board committees and make recommendations to the Board as appropriate;

•	Develop and oversee an annual self-evaluation process for the Board and its committees;

•	Review the Company’s major enterprise risk assessment and management processes for matters other than financial reporting risk matters;

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•	Provide oversight of corporate ethics issues and at least annually assess the adequacy of the Company’s Code of Business Conduct and Ethics; and

•	Provide oversight on management succession issues.

Each member of the Nominating and Governance Committee meets the definition of an independent director under applicable Nasdaq rules.

Corporate Responsibility at Saia

We are committed to being a good corporate citizen and we embrace our responsibility to the environment, our employees and the communities we serve. Our management is focused on developing and implementing strategies and initiatives that address each of these areas and the Board provides direct oversight of management’s execution of those strategies and initiatives.

Environmental Initiatives

We seek to meet or exceed environmental standards in all areas where we operate. We are focused on improving energy efficiency and lowering our greenhouse gas emissions through updating our tractor and trailer fleet and improving our freight terminals.

•	Since 2016, we have improved our fleet mpg by more than 13% through significant investments in new, more energy-efficient tractors and trailers.

•

2021 EPA SmartWay rankings have us ranked as a top performer (ranked 1 out of 5) in CO2, NOx and Particulate Matter emissions (measured as grams per ton-mile) when compared to other LTL/dry van fleets.

•	Trailer skirts and more fuel efficient tires are installed on all of our 53-foot and 28-foot trailers.

•	We have continued to invest in additional aero equipment to gain additional MPG improvements on our 2022 fleet.

•	Engine idling has been reduced through an automatic engine shutoff system.

•	Our drivers and dock workers are trained on the proper handling of hazardous materials and we have implemented programs to quickly address environmental incidents.

•	LED lighting has been installed in our new terminals and we have replaced older lighting with LED lights in approximately 60 terminals.

•	We implemented alternative fuel vehicles in 2021, including both CNG and BEV technologies, and will continue those investments throughout 2022.

•	We are exploring additional technologies that will further reduce our carbon footprint, such as hydrogen fuel cell and solar.

Social Responsibility

The success of Saia is fundamentally connected to the well-being of our people. We strive to attract, engage, develop and retain employees who feel valued and included, have opportunities to grow and who are driven to succeed. Saia’s human capital management strategies and initiatives are overseen at the Board level by the Compensation Committee.

Safety. Our highest priority is the safety of our employees and the communities we serve. We have invested in some of the latest safety technologies and we provide our employees with extensive safety training. Saia has repeatedly been recognized by the American Trucking Associations’ Safety Council for our outstanding safety record.

•

Our new tractors are equipped with an advanced safety package, which includes collision mitigation technology, active brake assistance, adaptive cruise control, lane departure warning, roll stability control systems and LED headlights.

•

Video recording technology is installed in our entire tractor fleet that automatically records events such as hard braking, bumps and sharp turns as a means to help coach our drivers on safe driving practices.

2022 Proxy Statement	SAIA, INC.	21

CORPORATE GOVERNANCE

•	We conduct regular pre-shift safety training meetings.

•	Our drivers are trained using the Smith System Defensive Driving program on an annual basis to reinforce safe driving skills.

Employee Development and Training. We place a premium on finding and developing the right people and we invest significant effort and resources on developing and training our employees.

•	Over 300 of our drivers also serve as driver-trainers to assist in providing all new drivers with 40 hours of on-boarding training.

•	Our new dockworkers receive on-boarding training that is supplemented with on-going safety and job training.

•	We offer a “dock-to-driver” program that provides our employees who desire the opportunity to earn their commercial driver certifications to further their careers.

•	New customer service representatives receive 20 days of training.

•	We provide on-going sales and management training programs.

•	We continue to develop our succession planning process.

Workplace Culture. Creating and maintaining a strong and positive employee culture is critical to our success. We pride ourselves on the fair treatment of our employees and strive to have a high level of employee satisfaction and productivity. Saia is committed to fostering a work environment that values and promotes diversity and inclusion. In 2020, Forbes named Saia to its list of America’s Best Employers for Diversity.

•	We provide a competitive compensation and benefits package to our employees, including an industry-leading medical program.

•	Our voluntary wellness program promotes healthier lifestyles through proactive evaluation and management of major health and wellness indicators.

•

In 2021, we established a Diversity Council that focuses on promoting a culture where individual differences are respected and all employees are valued for the skills and contributions they bring to the Company.

•

We have an extensive employee communications program, which starts with an employee’s manager and is supplemented through a monthly employee magazine, quarterly reports on performance by senior executives and annual employee engagement surveys.

•	We provide employee recognition and rewards programs, including iSaia that recognizes the special contributions of our employees

For more information about the Company’s Corporate Responsibility matters please visit the Company’s website at www.saia.com.

Stockholder Communications with the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written correspondence to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all stockholder communications, including those addressed to individual directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Stockholders also have an opportunity to communicate with the Board of Directors at the Company’s annual meeting of stockholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders. All members of the Board of Directors attended the 2021 annual meeting of stockholders.

22	SAIA, INC.	2022 Proxy Statement

Stock Ownership

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 41 and all directors and executive officers as a group, as of January 15, 2022. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership(2)	Total	Percent of Class(3)	Shares Held Under Deferral Plans(4)
Di-Ann Eisnor	6,148	—	6,148	*	—
Donna E. Epps	1,618	—	1,618	*	548
John P. Gainor, Jr.	400	—	400	*	15,768
Kevin A. Henry	—	—	—	*	484
Frederick J. Holzgrefe, III	11,392	15,178	26,570	*	5,499
Donald R. James	294	—	294	*	—
Randolph W. Melville	—	—	—	*	20,583
Richard D. O’Dell	13,969	31,274	45,243	*	—
Jeffrey C. Ward	7,079	—	7,079	*	54,625
Susan F. Ward	—	—	—	*	2,104
Douglas L. Col	6,374	2,097	8,471	*	3,451
Raymond R. Ramu	6,424	8,630	15,054	*	8,488
Patrick D. Sugar	4,402	1,923	6,325	*	381
Rohit Lal	1,378	3,815	5,193	*	7,846
All directors and executive officers as a group (14 persons)	59,478	62,917	122,395	0.5%	119,776
*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly.

(2)

Number of shares that can be acquired on January 15, 2022 or within 60 days thereafter through the exercise of stock options or vesting of restricted stock. These shares are excluded from the “Shares Beneficially Owned” column.

(3)

Based on the number of shares outstanding on January 15, 2022 (26,336,589) and includes the number of shares subject to acquisition by the relevant beneficial owner within 60 days thereafter. Including the number of shares subject to acquisition by the relevant beneficial owner pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan upon such beneficial owner’s termination of services as a director or employee, the Percent of Class for all directors and executive officers as a group equals 0.92%.

(4)

Represents shares of common stock from phantom stock units on an as converted basis as of January 15, 2022, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The value of the phantom stock units deferred pursuant to the Company’s Directors’ Deferred Fee Plan and Executive Capital Accumulation Plan track the performance of the Company’s common stock and the phantom stock units are payable in stock upon the relevant beneficial owner’s termination of service as director or employee.

2022 Proxy Statement	SAIA, INC.	23

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2021, who were:

•	Frederick J. Holzgrefe, III, President & Chief Executive Officer

•	Douglas L. Col, Executive Vice President & Chief Financial Officer

•	Raymond R. Ramu, Executive Vice President & Chief Customer Officer

•	Patrick D. Sugar, Executive Vice President Operations

•	Rohit Lal, Executive Vice President & Chief Information Officer

In March 2021, Mr. Sugar was promoted to Executive Vice President of Operations for which he is responsible for operations, industrial engineering and transportation functions.

Executive Summary

The following provides an overview of our compensation philosophy and programs, including the focus on pay for performance, best practice pay programs and alignment of the interests of Saia’s executives with those of Saia’s stockholders. Details about the compensation awarded to Saia’s Named Executive Officers can be found in the Summary Compensation Table and related compensation tables in this proxy statement.

•	Saia relates pay to performance to incent executives to achieve corporate objectives.

The Company’s executive compensation program is designed to link pay with performance by requiring that a significant portion of each executive’s target compensation is at risk and is earned based on achieving corporate financial and operating targets, total stockholder return and stock price appreciation.

•	Saia aligns executives’ interests with those of our stockholders.

All significant elements of long-term compensation are paid through equity awards in the form of performance stock units, stock options and restricted stock. The Company maintains stock ownership guidelines for the executive officers to further align the interests of our executive officers with our stockholders.

•	Saia annually assesses its executive compensation programs.

The Compensation Committee designs the Company’s executive compensation program to attract, motivate, reward and facilitate the retention of executive talent to achieve corporate objectives. The program is comprised of base salary, cash-based annual incentive awards, equity-based long-term incentive awards, customary benefits and perquisites and severance benefits. Elements of the program are generally designed to provide target compensation opportunity around the 50th percentile of the peer group, but can be higher or lower based on individual performance, tenure, additional responsibility and for executive retention and succession planning purposes. The Committee works with Mercer (US) Inc., its executive compensation consultant, each year to assess our program against our transportation industry peers and general industry.

•	2021 Say-on-Pay results support our current compensation policies and practices.

In accordance with the recommendations of our stockholders, Saia holds a stockholder advisory “say-on-pay” vote on an annual basis. In 2021, holders of 97.7% of Saia’s stock voting on the matter approved, on an advisory basis, the compensation paid to Saia’s Named Executive Officers as described in the 2021 proxy statement. The Compensation Committee believes that this vote demonstrates strong support by our stockholders of our compensation philosophy and goals and the compensation decisions made by the Committee. Based on these favorable results, the Compensation Committee was encouraged to continue its practices in determining executive compensation.

24	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key Features of Saia’s Executive Compensation Program

What Saia Does	What Saia Doesn’t Do
✓ Links a significant portion of pay to Company performance	✗ No “single-trigger” change-of-control cash payments

✓ Encourages stock ownership by using stock ownership guidelines for all officers at two to five times their base salary	✗ No stock option repricing or option grants below market value

✓ Mitigates risk taking by emphasizing long-term equity incentives and placing caps on potential payments	✗ No hedging transactions, pledges or margin accounts with respect to Company stock

✓ Assesses executive compensation against a representative and relevant peer group to assist in setting compensation	✗ No excessive perquisites

✓ Maintains a clawback policy	✗ No significant Company cash payments upon death or disability

✓ Uses an independent compensation consultant	✗ No tax gross-up provisions

COVID-19

The COVID-19 pandemic continued to create challenges during 2021. From the outset of the pandemic, the Company was identified as an essential service provider, thus we have operated throughout the pandemic. Our Named Executive Officers and other senior management of the Company have provided strong leadership through the pandemic. They implemented a number of measures that were designed to limit the adverse effect of the pandemic on our business and on our employees and customers. Such measures have included:

•	Maintaining all medical insurance plans for eligible employees and their families

•	Using social distanced and touch-free operating protocols in addition to the distribution of personal protective equipment to our employees across our network to help our employees work safely

•	Implementing cleaning programs for our locations and equipment to limit potential exposure or transmission of the virus

•	Establishing incentive programs to encourage vaccination

Financial and Operating Performance

The following graphs highlight Saia’s financial and operating performance for fiscal years 2019-2021:

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

(2)	$100 invested on December 31, 2018 in the Company’s common stock.

2022 Proxy Statement	SAIA, INC.	25

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Oversight

Role of Compensation Committee

Saia’s executive compensation program is designed and administered by the Compensation Committee, which is made up entirely of independent directors. The Compensation Committee, with the assistance of Mercer, as independent compensation consultant to the Compensation Committee, annually reviews the Company’s compensation philosophy, the overall design of the compensation program and the elements of each component of compensation. In making decisions about compensation for the Named Executive Officers as described in the compensation tables in this proxy statement, the Compensation Committee takes the following factors into consideration, among others, although none of these factors is determinative individually:

•	The competitive environment for recruiting and retaining senior executives, including compensation trends, best practices, and executive compensation paid by our industry peers;

•	The individual’s performance, experience and future advancement potential;

•	The Company’s past financial and operating performance, as well as the strategic plan for future periods;

•	The current economic conditions and the competitive market environment in which the Company operates;

•	The Company’s stock ownership and retention policies;

•

Each Named Executive Officer’s historical total compensation, including the value of all outstanding equity awards granted to the Named Executive Officer, and future compensation opportunities based on tally sheets; and

•	Internal pay equity.

The Compensation Committee reviews and approves all elements of our executive compensation program, other than Mr. Holzgrefe’s compensation, which is approved by the Board, based on an assessment of his performance conducted by the Board and based on the recommendation of the Compensation Committee. Mr. Holzgrefe makes recommendations to the Compensation Committee as to elements of compensation for his direct reports and provides performance reviews to assist the Compensation Committee in setting executive compensation.

Role of Compensation Consultant

The Compensation Committee enters into a consulting agreement with its outside consultant on an annual basis. The Compensation Committee retained Mercer as its executive compensation consultant to provide information, analysis and recommendations regarding executive and director compensation. Mercer reports directly to the Compensation Committee and takes direction from the Committee. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

Additional Information

Additional information about the structure and practices of the Compensation Committee and role of the compensation consultant is presented under the heading Corporate Governance – Meetings, Committees of the Board and Leadership Structure, Compensation Committee in this proxy statement.

Executive Compensation Philosophy

The Compensation Committee believes the executive compensation program should link pay with performance and should attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives and to create value for the Company’s stockholders. We align the interests of our executives with those of our stockholders through an annual incentive plan using annual operating income and operating ratio because we believe those metrics are important in determining our stock price and through long-term equity incentives in the form of

26	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

performance stock units, stock options and restricted stock. Our compensation program has achieved strong support from our stockholders with over 97.7% of the shares voting on the matter at the 2021 annual stockholders meeting having voted in favor of approval of the compensation of our Named Executive Officers, as disclosed in the 2021 proxy statement.

Executive Compensation Components

The specific components, key characteristics and objectives of Saia’s executive compensation program are:

Component	Key Characteristics	Objective
Base Salary — Cash	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Provide a fixed form of executive compensation for performing daily responsibilities.
Annual Incentives — Cash	Variable compensation component. Performance-based award opportunity, payable upon attaining specific corporate annual operating income and operating ratio targets.	Motivate and reward executives for corporate achievement of specific annual performance objectives.
Long-Term Incentives — Stock and Stock Options	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of performance stock units, restricted stock and stock options. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Motivate and reward executives over a three- to seven-year period for increased stockholder value. Also used for executive retention.
Other Benefits and Perquisites — Various Forms	Fixed compensation component.	Provide employee benefits consistent with those provided by our peers and for executive retention.
Post-Employment Compensation — Cash and Benefits	Fixed compensation component.	Promote recruitment and retention and support non-competition, non-disclosure and non-solicitation agreements.

Pay equity

To create stockholder value and motivate its employees, the Company is committed to internal and external pay equity. To assess internal pay equity, the Compensation Committee annually reviews the relationship between the compensation of the Chief Executive Officer to that of other Named Executive Officers and salaried employees generally. During the past three years, the Chief Executive Officer’s total direct compensation (salary and short- and long-term incentive awards) has been approximately 1.89 times the total direct compensation of the next highest paid Named Executive Officer, which the Committee believes is an appropriate multiple based on the additional responsibilities of the Chief Executive Officer. See also CEO Pay Ratio, elsewhere in this proxy statement. To test external pay equity, the Committee annually reviews compensation data for similar positions at peer group companies, described below, in the transportation industry with revenue levels comparable to Saia’s and data from general industry surveys.

Compensation Review Peer Group

To assist the Compensation Committee in determining the design, components and levels of compensation for the Company’s executive officers, the Committee annually reviews compensation data for similar positions at U.S. publicly-traded transportation companies with annual revenues of approximately one-half to two and one-half times Saia’s revenues. The Committee focuses on these transportation peers because it believes transportation companies with a scale comparable to Saia’s are our primary competitors for executive talent and provide a sound basis to assess Saia’s executive compensation.

2022 Proxy Statement	SAIA, INC.	27

COMPENSATION DISCUSSION AND ANALYSIS

The peer group used in 2020 to assist in setting compensation for 2021 was:

Company	Transportation Business	2020 Revenues (in millions)
Air Transport Services Group, Inc.	Air Freight & Logistics	$1,571
ArcBest Corporation	Trucking	$2,940
Covenant Transportation Group, Inc.	Trucking	$ 839
Echo Global Logistics, Inc.	Air Freight & Logistics	$2,512
Forward Air Corporation	Air Freight & Logistics	$1,270
Hub Group, Inc.	Trucking	$3,496
Kansas City Southern	Railroad	$2,633
Landstar System, Inc.	Trucking	$4,133
Marten Transport, Ltd.	Trucking	$ 874
Old Dominion Freight Line, Inc.	Trucking	$4,015
Roadrunner Transportation Systems, Inc.	Trucking	(1)
Universal Logistics Holdings	Trucking	$1,391
US Xpress Enterprises, Inc.	Trucking	$1,742
Werner Enterprises, Inc.	Trucking	$2,372
Saia, Inc.	Trucking	$1,822

(1)	Roadrunner Transportation Systems, Inc. 2020 revenues were not publicly reported.

Some of the peer group companies have substantial stock ownership by executives. If the stock ownership amounts were disclosed by the peer group company to have a material impact on their executive compensation levels, the specific compensation element is excluded from the competitive data and associated analysis as decided by Mercer.

EXECUTIVE COMPENSATION DECISIONS FOR 2021

Pay Mix

The following graph sets forth the key components of compensation and pay mix for the Named Executive Officers based on target payout levels for 2021:

28	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Saia provides market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our Named Executive Officers for performing daily responsibilities. The Compensation Committee uses the median of the peer group companies as the general reference point for base salaries because it believes the median is the best representation of competitive base salary levels in the market for similar roles and talent. In setting individual base salary levels, the Compensation Committee adjusts levels as it deems appropriate. Typical reasons for adjusting an individual officer’s base salary above or below the market median include tenure of the officer in the position, job performance, pay mix, internal pay equity, additional responsibilities of the officer, executive retention and succession planning.

Changes made to base salaries of the Named Executive Officers for 2021 were as follows:

•

Mr. Holzgrefe’s base salary was increased from $723,000 to $825,000 effective January 2021, based on Mr. Holzgrefe’s performance since becoming Chief Executive Officer in April 2020, including his management of COVID-19 challenges, and to set his base compensation approximately at the median compensation paid to chief executive officers by peer group companies and in general industry.

•

Mr. Col’s base salary was increased from $375,000 to $437,750 effective January 2021 based on Mr. Col’s performance since being named Chief Financial Officer in January 2020 and to set his base compensation closer to the median compensation paid to chief financial officers by peer group companies and in general industry. Mr. Col’s salary also reflects the 3% Company-wide salary and wage increase effective on January 1, 2021.

•	Mr. Ramu’s base salary was increased from $464,000 to $477,335 based on the 3% Company-wide salary and wage increase effective on January 1, 2021.

•	Mr. Sugar’s base salary was set at $385,000 in connection with his promotion to Executive Vice President of Operations in March 2021.

•

Mr. Lal’s base salary was increased from $328,000 to $345,327 effective January 2021 based on his performance as Executive Vice President and Chief Information Officer and to reflect the 3% Company-wide salary and wage increase effective on January 1, 2021.

Annual Cash Incentives

Annual cash incentive awards are used to reward executives for achievement of corporate annual operating income and operating ratio targets for the year. The annual cash incentive awards provide for threshold, target and maximum payouts as a percentage of base salary for each executive. The Committee elected not to change the methodology used in the annual incentive plan for 2021.

The Compensation Committee uses the median of annual incentives of the peer group companies as the general reference point for target annual cash incentives because it believes the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. In setting an individual officer’s target annual cash incentive level, the Compensation Committee has the discretion to adjust the target level as it deems appropriate. Typical reasons for adjusting an individual officer’s target annual incentive level above or below the market median include tenure of the officer in the position, job performance, additional responsibilities of the officer, internal pay equity, executive retention and succession planning. At the highest level of achievement, the annual cash incentive opportunity was 200% of the target in 2021. At a threshold level of performance, the incentive opportunity was 25% of the target in 2021, with no incentive earned if performance was below the threshold achievement level.

The Committee seeks to set the threshold, target and maximum performance goals at levels such that the relative likelihood that Saia will achieve such goals remains consistent from year to year. It is the intent of the Committee that the threshold goals should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and maximum goals should be attained a minority of the time. Establishing the expected performance goals relative to these criteria is inherently subject to considerable judgment on the part of the Committee.

2022 Proxy Statement	SAIA, INC.	29

COMPENSATION DISCUSSION AND ANALYSIS

The Committee did not change the annual cash incentive targets for the Named Executive Officers for 2021, except as follows:

•

Mr. Col’s target annual incentive was increased from 65% to 70% of base salary for 2021 based on his performance as Chief Financial Officer in 2020 and to approximate median annual incentives offered to chief financial officers by peer group companies and in general industry.

•	Mr. Sugar’s target annual incentive was increased from 50% to 55% of base salary in connection with his promotion to Executive Vice President of Operations in March 2021.

For 2021 the potential payout levels under the annual incentive awards for the Named Executive Officers were as follows:

Potential Payouts of Annual Incentives for 2021

		Payout as a % of Base Salary
Named Executive Officer	Title	Threshold	Target	Maximum
Frederick J. Holzgrefe, III	President & Chief Executive Officer	25%	100%	200%
Douglas L. Col	Executive Vice President & Chief Financial Officer	18%	70%	140%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	18.75%	75%	150%
Patrick D. Sugar	Executive Vice President Operations	13.75%	55%	110%
Rohit Lal	Executive Vice President & Chief Information Officer	12.5%	50%	100%

Performance Targets and Actual Performance for 2021

For 2021, the annual cash incentive awards for the Named Executive Officers were based 50% on achieving an annual operating income target and 50% on achieving an annual operating ratio target. The Compensation Committee believes using an operating income target rather than an earnings per share target more closely reflects actual performance of management for the year by eliminating the impact of changes to the effective tax rate. Saia uses operating ratio as a performance goal because it is an objective measure of profitability of Saia’s business, is a common measure of profitability within the industry and can have a direct impact on Saia’s stock price. Operating ratio is defined as operating expenses divided by operating revenue. Real estate gains and losses, one-time charges and integration charges are excluded from the calculation in the discretion of the Compensation Committee.

The operating income and operating ratio performance targets for 2021 were set by the Compensation Committee considering past performance, the strategic plan, current economic conditions and other forecasts of performance for the year. The performance targets and actual performance for 2021 were as follows:

	Threshold	Target	Maximum	Actual
Operating income (in millions) (50% weighting)	$169.3	$220.9	$289.7	$335.1
Operating ratio (50% weighting)(1)	91.6%	89.0%	85.6%	85.4%

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

Based on operating income and operating ratio results for 2021, the final payout of the annual incentive plan was 200.0% of target for 2021. See the “2021 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information about annual cash incentive awards granted to the Named Executive Officers for 2021.

Long-Term Equity Incentives

The Compensation Committee provides long-term equity awards to the executive officers to align the interests of the executive with the interests of our stockholders, reward executives for achieving stockholder valuation increases over a multi-year period, and encourage executive retention. The long-term equity awards are provided through performance stock units, restricted stock and stock options.

30	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-term equity awards are typically granted in early February each year on the third trading day following the release of the Company’s financial results for the prior fiscal year. For new hires, the grant date is typically on or around their hire date.

Long-Term Equity Incentive Plan Targets

The Committee grants long-term equity awards for each Named Executive Officer based on a target percentage of base salary for such officer. The Compensation Committee uses the median of long-term incentives of the peer group companies as the general reference point for target long-term equity awards because it believes the median is the best representation of competitive long-term equity incentive levels in the market for similar roles and talent. In setting individual target equity incentive levels, the Compensation Committee has discretion to adjust the target level as it deems appropriate. Typical reasons for adjusting an individual officer’s target equity incentive level above or below the market median include tenure of the officer in the position, job performance, additional responsibilities of the officer, internal pay equity, executive retention and succession planning.

Changes made to the long-term equity incentive targets as a percentage of base salary for the Named Executive Officers for 2021 were as follows:

•

Mr. Holzgrefe’s target long-term equity incentive was increased from 200% to 250% of base salary for 2021 based on his performance as Chief Executive Officer and to approximate median long-term incentives offered to chief executive officers of peer group companies and in general industry.

•

Mr. Col’s target long-term equity incentive was increased from 100% to 135% of base salary for 2021 based on his performance as Chief Financial Officer and to approximate median long-term incentives offered to chief financial officers by peer group companies and in general industry.

•	Mr. Sugar’s target long-term equity incentive was set at 100% of base salary in connection with his promotion to Executive Vice President of Operations in March 2021.

•	Mr. Lal’s target long-term equity incentive was increased from 60% to 70% of base salary for 2021 to adjust to market compensation levels for the Chief Information Officer position.

For 2021 the target long-term equity incentive as a percentage of base salary for the Named Executive Officers was as follows:

Named Executive Officer	Title	Target as a % of Base Salary
Frederick J. Holzgrefe, III	President & Chief Executive Officer	250%
Douglas L. Col	Executive Vice President & Chief Financial Officer	135%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	140%
Patrick D. Sugar	Executive Vice President Operations	100%
Rohit Lal	Executive Vice President & Chief Information Officer	70%

2022 Proxy Statement	SAIA, INC.	31

COMPENSATION DISCUSSION AND ANALYSIS

Components of Long-Term Equity Incentive Awards

For 2021, 50% of a Named Executive Officer’s long-term equity incentive opportunity was granted in performance stock units, 25% in stock options (valued using the Black-Scholes option pricing model), and 25% in restricted stock (valued using the intrinsic-value pricing model). The Committee elected not to change this mix of awards for 2021 because it believes this mix appropriately balances relative and absolute stock performance, reflects competitive pay practices and promotes executive retention.

Why performance stock units?	Why options?	Why restricted stock?
• Performance-based because the number of shares earned depends on stock price performance and the value of the shares fluctuates based on the stock price.	• Performance-based because their value is tied solely to the Company’s stock price, which directly correlates to Saia’s stockholders’ interests.	• Inherent value upon issuance mitigates significant employee compensation swings.

• The number of shares earned is tied to total stockholder return of the Company over a three-year period compared to a peer group, a key metric of executive performance.	• Fosters an innovative environment focused on long-term growth of the Company and stockholder value.	• Strong long-term executive retention incentive.

• Rewards executives for increasing Saia’s total stockholder return relative to Company peers over a three-year period.	• Declines in stock price following the grant of stock options have a negative impact on executive pay (i.e., when a stock option is “underwater” it has no value).	• Aligns executive’s interests with stockholders and encourages appropriate degree of risk-taking consistent with long-term growth.

• Highly valued by employees and is an important retention tool.

• Stock ownership guidelines mitigate the perception that options may cause a focus on short-term stock price movement.

The long-term equity incentive awards made to the Named Executive Officers in 2021 were as follows:

Performance Stock Units

For 2021, 50% of the Named Executive Officers’ long-term equity incentive opportunity was awarded in performance stock units, which are paid in shares of Saia stock. The role of performance stock units is to reward executives for long-term value creation relative to other transportation companies. The Compensation Committee believes that measuring Saia stock performance against that of a broad group of transportation companies over a multi-year period provides a key metric for assessing the long-term performance of Saia’s Named Executive Officers. Providing a significant portion of long-term compensation on this basis also aligns the interests of the Named Executive Officers with the interests of our stockholders and helps insure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

The number of shares of stock that are earned by a participant is based on the total stockholder return of Saia compared to the total stockholder return (assuming reinvestment of dividends) of the companies in the broader transportation group over a three-year performance period. At the end of the performance period, the percentile rank of the Company’s total stockholder return is calculated relative to the total stockholder return of each of the companies in the group. Because the performance period for each grant of performance stock units is three years, participants can have overlapping three-year award opportunities at any time.

32	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Since the size of the companies is not critical in assessing relative total stockholder returns, the group used for comparison purposes for performance stock units (the “PSU Group”) is comprised of U.S. publicly-traded companies in the broader transportation industry, regardless of revenues. The Committee believes using performance of the PSU Group provides a wider spectrum from which to assess management performance. The companies included in the PSU Group for open performance periods are as follows:

Air Transport Services Group, Inc.

ArcBest Corporation

Celadon Group, Inc. (through December 13, 2019)

CH Robinson Worldwide, Inc.

Covenant Transport, Inc.

Echo Global Logistics, Inc.

FedEx Corporation

Forward Air Corporation

Genesee & Wyoming, Inc. (through December 27, 2019)

Heartland Express, Inc.

Hub Group, Inc.

J.B. Hunt Transport Services, Inc.

Kansas City Southern (through December 27, 2021)

Kirby Corporation

Knight – Swift Transportation Holdings, Inc. (effective September 11, 2017)

Landstar Systems, Inc.

Marten Transport, Ltd.

Old Dominion Freight Line, Inc.

P.A.M. Transportation Services, Inc.

Roadrunner Transportation Services, Inc.

Ryder System, Inc.

United Parcel Service, Inc.

Universal Logistics Holdings, Inc.

US Xpress, Inc. (effective January 1, 2019)

USA Truck Inc.

Werner Enterprises, Inc.

XPO Logistics, Inc.

YRC Worldwide, Inc.

For the performance periods beginning in 2019, 2020 and 2021, the payouts of performance stock units are determined as follows:

Percent Rank of Saia’s Total Stockholder Return Compared to PSU Group	Payout Percentage of Target Incentive
At 75th percentile or higher	200%
At 50th percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

The payout associated with the Company’s percentile rank is based on the chart above with payouts interpolated for performance between the 25th and 50th percentiles and the 50th and 75th percentiles.

For awards made in 2020 and 2021, if the Company’s total stockholder return for the three-year performance period is negative, any payouts of the incentive are reduced by half. For example, if the Company’s total stockholder return over the three-year period is negative, but the Company’s total stockholder return compared to the PSU Group is at the 50th percentile, the associated payout percentage will be 50% of target, not 100%. Previously, if the Company’s total stockholder return over the performance period was negative, no payouts of performance stock units were made for the performance period, even if Company performance was strong compared to the PSU Group. Given the cyclical nature of the transportation industry, the Compensation Committee made this change to continue to provide an incentive under the plan in the case of an economic downturn affecting the entire industry and to conform to peer group practice generally.

2022 Proxy Statement	SAIA, INC.	33

COMPENSATION DISCUSSION AND ANALYSIS

The following table details the payout percentages compared to target of the performance stock units paid out the last three years:

Payout Month	Performance Period	Payout Percentage of Target Incentive
February 2022	2019 to 2021	200%
February 2021	2018 to 2020	200%
February 2020	2017 to 2019	200%

In February 2021, the Company granted performance stock units for 9,773 shares (at target) to the Named Executive Officers, representing 64% of the total target units granted at that time. See the “2021 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information about performance stock units granted to the Named Executive Officers in 2021.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect a termination of employment or a change in control of the Company have on the performance stock units awarded to the Named Executive Officers.

Stock Options

The role of stock options is to reward executives for increasing absolute long-term stockholder value. For 2021, the value of each stock option award was equal to 25% of the target long-term equity incentive award for the executive using the Black-Scholes option pricing model. The exercise price of the stock options is equal to the closing share price of Saia common stock on NASDAQ on the grant date. The Company’s Omnibus Incentive Plan strictly prohibits re-pricing of stock options. All stock options granted have been non-qualified stock options.

All stock options vest based on the passage of time, subject to earlier vesting upon a change in control and, as to Mr. Holzgrefe, subject to his employment agreement described below. The Committee believes time-vested options encourage long-term value creation and executive retention because generally executives can realize value from such options only if the Company’s stock price increases after grant and the executive remains employed at Saia at least until the options vest. In the view of the Committee, providing for a vesting period over a number of years also helps ensure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

In February 2021, the Company granted a total of 12,300 stock options to the Named Executive Officers, representing 64% of the total stock options granted at that time. Stock options granted in February 2021 vest one-third each year on the anniversary of the grant date and have a seven-year term, after which, if not exercised, the option expires. See the “2021 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information about the specific stock option grants made to the Named Executive Officers in 2021.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect a termination of employment or a change in control of the Company have on the stock options awarded to the Named Executive Officers.

Restricted Stock Awards

The Committee uses restricted stock as a part of the long-term equity incentive plan to help reduce significant executive compensation swings, for executive retention and to better align the Company’s long-term compensation practices with its peers. The value of restricted stock grants in 2021 under the long-term equity incentive plan was equal to 25% of the target long-term equity incentive award for the executive. In February 2021, the Company granted a total of 4,888 shares of restricted stock to the Named Executive Officers, representing 64% of the total restricted stock awards granted at that time. These restricted stock grants have a three-year cliff vesting schedule subject to earlier vesting upon death, disability, retirement of the officer, and upon a change in control of Saia. See the “2021 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table for additional information on restricted stock grants made to the Named Executive Officers in 2021.

34	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Company also uses restricted stock grants from time to time to address concerns about long-term executive retention, as part of a total compensation package granted to an executive upon initial hiring and to recognize the significant promotion of an executive. These restricted stock grants have historically vested over a five year period in order to promote executive retention. In connection with his promotion to Executive Vice President of Operations, Mr. Sugar received a grant of 914 shares of restricted stock on March 9, 2021 with an initial valuation of $200,000, which vest over five years.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect a termination of employment or a change in control of the Company have on the restricted stock granted to the Named Executive Officers.

Other Benefits and Perquisites

Benefits

The Company provides customary employee benefits to substantially all employees, including the Named Executive Officers. These benefits include paid holidays and vacation, medical, disability and life insurance and a defined contribution retirement plan. The defined contribution retirement plan is a 401(k) savings plan to which employees may elect to make pre-tax contributions. The Company has the discretion to match 50% of all employee contributions, up to a maximum employee contribution of 6% of annual salary.

Deferred Compensation Plan

The Company has established for officers (including all of the Named Executive Officers) and certain other employees a Capital Accumulation Plan, which is a non-qualified deferred compensation plan. The Capital Accumulation Plan was implemented to motivate and retain key employees by providing them with greater flexibility in structuring the timing of their compensation and tax payments. The Compensation Committee believes that the Capital Accumulation Plan provides a valuable benefit to senior executives with minimal cost to the Company.

The Capital Accumulation Plan allows a participant to make an elective deferral each year of up to 50% of base salary and up to 100% of any annual incentive plan payment. The Company typically makes an annual discretionary contribution under the Capital Accumulation Plan for each participant equal to 5% of his or her base salary and annual incentive payment, which contribution is subject to a five year vesting period. In addition, to the extent a participant’s contribution to the 401(k) savings plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the amount so limited to the Capital Accumulation Plan. To the extent the Company is unable to match participant contributions under the 401(k) savings plan because of the ERISA limitations, the matching contributions will be made by the Company to the Capital Accumulation Plan.

The Capital Accumulation Plan provides the same investment options to participants as are available under the 401(k) savings plan, except that participants may also elect to invest in Saia stock under the Capital Accumulation Plan. Participants may elect to transfer balances between investment options without restriction at any time throughout the year, except that any investment in Saia stock is an irrevocable election and upon distribution that investment will be paid out in Saia stock, rather than cash. Vested plan balances become distributable to the participant upon termination of employment subject to Section 409A of the Internal Revenue Code.

Perquisites

The types and amounts of perquisites provided to the Named Executive Officers are determined by the Compensation Committee with input from Mercer based on perquisites granted to comparable officers by companies in the executive compensation peer group. The Company provides perquisites because many companies in the peer group provide similar perquisites to their Named Executive Officers and because the Committee believes they are important for executive retention. However, the perquisites that the Company provides are generally fewer and less costly than those provided by members of the peer group. The value of the perquisites provided to the Named Executive Officers for 2021 are set forth in the “All Other Compensation” column of the Summary Compensation Table.

2022 Proxy Statement	SAIA, INC.	35

COMPENSATION DISCUSSION AND ANALYSIS

Post-Employment Compensation

Severance Agreements

Commencing in February 2015, all stock option grants (including those made to each of the Named Executive Officers other than the Chief Executive Officer) contain non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. To provide an additional incentive for executives to agree to the restrictive covenants, the Company entered into a severance agreement with each executive who received a stock option grant (other than the Chief Executive Officer) that generally provides for severance payments equal to base salary over the non-compete period in the event the executive’s employment is involuntarily terminated without cause as defined in the agreements. To receive the severance payments, the executive must sign a general release of claims against the Company and must comply with the executive’s obligations under any other agreement with the Company, including the restrictive covenants in the executive’s stock option agreement. (Mr. Holzgrefe’s severance arrangements are governed by the terms of his employment agreement and Change in Control Agreement.)

Double Trigger Change in Control Agreements

The Company has change in control agreements with each of the Named Executive Officers (the “Change in Control Agreements”). The Compensation Committee believes the Change in Control Agreements are an important part of Saia’s overall compensation program for the Named Executive Officers because they help secure the continued employment and dedication of the Named Executive Officers notwithstanding any concern the executive might have regarding their own continued employment in the event of a potential change in control transaction.

The Change in Control Agreements include a “double trigger,” meaning they provide for severance payments and other benefits only if there is a change in control of the Company and only if after the change in control the executive’s employment is terminated involuntarily (other than for cause) or voluntarily with good reason within two years after the change in control. The Change in Control Agreements are reviewed periodically by the Committee to ensure they are consistent with the Company’s compensation philosophy. The Committee also receives input from Mercer and outside legal counsel to confirm that the agreements remain generally consistent with competitive practices.

The amount of the severance payments and benefits under these agreements are based on peer group and general industry practices and are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Employment Agreement

To promote executive retention, continuity and stability in the Company’s leadership and help support certain non-competition and non-solicitation provisions, the Company entered into an employment agreement with Mr. Holzgrefe at the time he was named Chief Executive Officer in April 2020. The employment agreement is for a two-year initial term (renewing daily) and provides for a minimum base salary that is to be reviewed annually, participation in the Company’s annual and long-term incentive plans, other benefits that are provided to senior executives of Saia and severance benefits in the event of Mr. Holzgrefe’s employment termination under certain circumstances. All severance benefits under the employment agreement are conditioned upon Mr. Holzgrefe’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement. The material terms of the employment agreement are reviewed periodically by the Committee with input from Mercer and outside legal counsel to confirm that they remain generally consistent with competitive practices. The payments to be made to Mr. Holzgrefe under his employment agreement upon termination of employment or a change in control of the Company are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

36	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment in Compensation Programs

The Compensation Committee regularly assesses the Company’s executive and broad-based compensation and benefits programs, policies and practices to determine if they create undesired or unintended risk of a material nature. Although the Committee reviews all executive compensation programs, it focuses on those programs with variability of payout, and reviews the ability of a participant to directly affect payout, the controls on participant action and actual payouts.

Based on that assessment, the Compensation Committee concluded that the Company’s compensation programs are designed and administered with an appropriate balance of risk and reward in relation to the Company’s business strategy and do not encourage executives to take unnecessary or excessive risks. The following features of the compensation programs help to mitigate risk taking:

•	A mix of short- and long-term compensation, particularly incentive compensation, to encourage executives to focus on goals consistent with the interests of Saia stockholders.

•	Short-term incentives in the form of an annual cash bonus based on annual Company performance, with caps to eliminate windfall payouts.

•

Long-term incentives awarded in performance stock units based on Company stock price performance over a three-year period relative to Company peers, stock options and restricted stock, rewarding longer-term financial performance consistent with the interests of Saia stockholders.

•	Performance stock units that are settled in common stock of the Company with a cap on the number of shares that can be awarded.

•	Stock ownership guidelines that encourage executives to retain significant amounts of Saia common stock, thereby aligning the long-term interests of management with those of the stockholders.

•

A clawback policy to provide for the recovery of incentive compensation awarded to an officer or executive of Saia if the result of a performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. The clawback policy also provides for recoupment under certain circumstances involving improper conduct by the executive.

•

A policy that prohibits executives from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company’s stock. The policy also restricts executives from holding stock in margin accounts and from pledging stock of the Company.

Other Compensation Policies

Stock Ownership Guidelines

Because the Company is committed to aligning the executives’ interests with those of Saia stockholders, the Board has adopted stock ownership guidelines for all officers who are eligible to receive long-term incentives, including all of the Named Executive Officers. The number of shares each officer is required to retain is determined by multiplying his or her current base salary by the multiple noted below and dividing by the current share price. The current guidelines for the Named Executive Officers are as follows:

Name	Title	Multiple of Salary	Compliance(1)
Frederick J. Holzgrefe, III	President & Chief Executive Officer	5	Yes
Douglas L. Col	Executive Vice President & Chief Financial Officer	2.5	Yes
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	2	Yes
Patrick D. Sugar	Executive Vice President Operations	2	Yes
Rohit Lal	Executive Vice President & Chief Information Officer	2	Yes
(1)	As of December 31, 2021.

2022 Proxy Statement	SAIA, INC.	37

COMPENSATION DISCUSSION AND ANALYSIS

Executives are to satisfy the guidelines within five years of becoming subject to the guidelines. Until the guidelines are met, executives are encouraged to hold 75% of the realized share value (net of taxes) attributable to option exercises, performance stock unit payouts and vesting in restricted stock. The Compensation Committee monitors the progress toward, and continued compliance with, the stock ownership guidelines on a regular basis. The types of equity counted for purposes of the stock ownership guidelines are common stock, including restricted stock, and Company stock units held in the deferred compensation plan. Stock options and performance stock units are not counted for purposes of the guidelines.

Although there are no formal penalties for not fulfilling the requirements of the ownership guidelines, non-compliance may affect future equity awards. The foregoing sets forth the Company’s current ownership guidelines for executives. The Board (or any committee designated by the Board) may, at any time, amend, modify or terminate the guidelines in full or in part. The Board (or any committee designated by the Board) may also grant waivers of the guidelines in the event of special circumstances or as otherwise determined advisable or in the best interest of the Company in given circumstances.

Prohibition Against Short Sales, Hedging and Margin Accounts

Under the Company’s insider trading policy, Saia employees, including the Named Executive Officers, and Saia directors, are prohibited from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities or in hedging transactions (such as zero-cost collars and forward sale contracts) with respect to the Company’s stock. Additionally, such employees, including the Named Executive Officers, and directors are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Clawback Policy

The Board of Directors has adopted a policy that authorizes the Company, at the direction of the Compensation Committee, to seek to recover incentive compensation awarded to an officer or executive of Saia if the result of a performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. In addition, if an officer or executive of Saia engages in “Improper Conduct” (as defined under the policy), Saia may, within three years following the payment or vesting of incentive compensation, seek recovery of such incentive compensation. In such instance, the Company may also cancel any unpaid or unvested incentive compensation. The Compensation Committee has discretion to determine whether to seek recovery in a given situation based on a number of factors, including an assessment of the relative costs and benefits of seeking the recovery, whether seeking the recovery may violate applicable law or otherwise prejudice Saia’s interests, and such other factors as it deems relevant.

Tax Policies

Historically, the Compensation Committee structured annual and long-term incentives with the intention of satisfying the performance-based exemption from Section 162(m) of the Internal Revenue Code in order to deduct for tax purposes compensation paid to certain executive officers in excess of $1 million. Federal legislation signed into law on December 22, 2017, referred to as the Tax Cuts and Jobs Act, repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, compensation granted or paid in 2018 or thereafter to the Named Executive Officers may not be fully deductible for income tax purposes.

In establishing the compensation for executive officers, the Compensation Committee believes that the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that executive compensation must be maintained at the requisite level to attract and retain the executive officers essential to Saia’s financial success and, as a result, retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by Saia for tax purposes.

38	SAIA, INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Section 409A of the Internal Revenue Code regulates deferred compensation that was not earned and vested prior to 2005. The Committee considers Section 409A in determining the form and timing of compensation paid to executives.

Sections 280G and 4999 of the Internal Revenue Code limit Saia’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” related to his or her severance from the Company in connection with a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Named Executive Officers. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Policies

The Company accounts for its employee stock-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. ASC Topic 718 requires that all employee stock-based compensation is recognized as a cost in the financial statements and that for equity-classified awards such costs are measured at the grant date fair value of the award.

2022 Proxy Statement	SAIA, INC.	39

Compensation Committee Report of SAIA, Inc.

The Compensation Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation Committee Members

Randolph W. Melville, Chair

Di-Ann Eisnor

Kevin A. Henry

Jeffrey C. Ward

40	SAIA, INC.	2022 Proxy Statement

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2021, 2020 and 2019.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Frederick J. Holzgrefe, III, President & Chief Executive Officer (PEO)	2021	825,000	—	1,981,414	404,744	1,650,000	76,358	4,937,517
	2020	664,320	—	931,511	194,596	563,137	76,575	2,430,138
	2019	556,118	—	934,356	208,590	256,244	68,232	2,023,539
Douglas L. Col Executive Vice President & Chief Financial Officer (PFO)(4)	2021	437,750	—	567,678	115,910	612,864	47,893	1,782,095
	2020	368,445	—	842,173	71,640	211,122	41,612	1,534,992
Raymond R. Ramu, Executive Vice President & Chief Customer Officer	2021	477,335	—	642,818	131,573	716,904	53,891	2,022,521
	2020	463,512	—	592,994	123,973	303,833	56,231	1,540,542
	2019	455,039	—	530,853	118,620	184,987	49,688	1,339,186
Patrick D. Sugar Executive Vice President Operations (5)	2021	375,361	—	546,298	70,799	404,653	41,566	1,438,677

Rohit Lal Executive Vice President & Chief Information Officer(6)	2021	345,327	—	232,765	47,617	346,080	38,001	1,009,789
(1)

Stock Awards are comprised of performance stock units and restricted stock. Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for valuation assumptions used. At maximum performance levels for the performance stock units, these values for Mr. Holzgrefe would be: 2021: $2,931,469; 2020: $1,352,803; 2019: $1,373,750; Mr. Col would be: 2021: $839,764; 2020: $496,975; Mr. Ramu would be: 2021: $951,086; 2020: $861,140; 2019: $780,419; Mr. Sugar would be: 2021: $512,650; and Mr. Lal would be: 2021: $344,241. The amounts shown in this column and in this footnote 1 for Messrs. Holzgrefe, Col and Ramu for years prior to 2021 have been revised from the proxy statements for the 2020 and 2021 Annual Meetings of Stockholders to correct a computational error with respect to the performance stock units. Because the value listed in the Stock Awards column is a component of the Total column, the amounts reported in the Total column have also been revised.

(2)

Valuation is based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for valuation assumptions used.

(3)	All other compensation amounts received by each Named Executive Officer for 2021 are set forth below:

Name	Perquisites & Other Personal Benefits ($)(1)	Car Allowance ($)	Company Contributions to Defined Contribution Plans (401(k)) ($)	Company Contributions to Defined Contribution Plans (Def. Comp.) ($)	Life Insurance Premiums ($)
Frederick J. Holzgrefe, III	11,166	7,800	8,550	46,220	2,622
Douglas L. Col	7,529	7,729	8,357	21,956	2,322
Raymond R. Ramu	5,543	6,223	8,357	32,526	1,242
Patrick D. Sugar	5,310	7,800	8,550	19,518	388
Rohit Lal	—	7,800	7,252	20,292	2,657
(1) Payment of country club dues, relocation, fuel and tax preparation reimbursements.

(4)	Mr. Col was not a Named Executive Officer in the Company’s 2020 Proxy Statement. Therefore, this table does not provide 2019 data for him.

(5)	Mr. Sugar was not a Named Executive Officer in the Company’s 2021 and 2020 Proxy Statements. Therefore, this table does not provide 2020 or 2019 data for him.

(6)	Mr. Lal was not a Named Executive Officer in the Company’s 2021 and 2020 Proxy Statements. Therefore, this table does not provide 2020 or 2019 data for him.

2022 Proxy Statement	SAIA, INC.	41

SUMMARY COMPENSATION TABLE

Summary Compensation Table Narrative

Employment Agreement

The Company is a party to an employment agreement with Mr. Holzgrefe, dated April 28, 2020, that was entered into at the time he became Chief Executive Officer. The employment agreement is for a two year initial term (renewing daily) and provides for a base salary that is to be reviewed annually, with the amount of such base salary not to decrease from the rate then in effect without Mr. Holzgrefe’s consent. The agreement also provides that Mr. Holzgrefe is to participate in the Company’s annual bonus plan, long-term incentive award plan and other benefits that are or may become available to senior executives of Saia. Mr. Holzgrefe’s agreement includes non-competition and customer and employee non-solicitation provisions that continue during the term of Mr. Holzgrefe’s employment and until two years after the date he ceases to be employed by the Company. The agreement also includes provisions designed to protect the intellectual property of Saia. See “Potential Payments Upon Termination or Change in Control — Employment Agreement — Frederick J. Holzgrefe, III” for additional information concerning benefits available upon termination of employment or a change in control.

Stock Awards

Stock Awards are comprised of performance stock units and restricted stock. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period. The number of shares of common stock that can be received ranges from zero to 200% of the target shares. Shares of restricted stock typically vest over three to five years. Stock Award for Mr. Sugar also includes a grant of 914 shares of restricted stock made in March 2021 in connection with his promotion to Executive Vice President of Operations. See “Grants of Plan-Based Awards” for information regarding performance stock units and restricted stock granted in 2021. See “Compensation Discussion and Analysis” for more information concerning performance stock units and restricted stock. See “Potential Payments Upon Termination or Change in Control” for information concerning benefits available upon termination of employment or a change in control.

Option Awards

The exercise price of stock options is the last sale price of Saia stock on Nasdaq on the grant date. Options granted in 2021 and 2020 vest one-third each year on the anniversary of the grant date and expire seven years after their grant date. Options granted in 2019 vest in full three years after the grant date and expire seven years after their grant date. See “Grants of Plan-Based Awards” for information on stock options granted in 2021. See “Compensation Discussion and Analysis” for more information on the stock option component of our long-term equity incentive plan. See “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting and other terms of the stock options.

Non-Equity Incentive Plan Compensation

Amounts shown in this column represent amounts earned under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan.

42	SAIA, INC.	2022 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2021.

2021 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frederick J. Holzgrefe, III	ACI	1/31/21	206,250	825,000	1,650,000	—	—	—	—	—	—	—
	SO	2/11/21	—	—	—	—	—	—	—	6,460	200.81	404,744
	PSU	2/11/21	—	—	—	1,284	5,135	10,270	—	—	—	1,465,734
	RS	2/11/21	—	—	—	—	—	—	2,568	—	—	515,680
Douglas L. Col	ACI	1/31/21	76,606	306,425	612,850	—	—	—	—	—	—	—
	SO	2/11/21	—	—	—	—	—	—	—	1,850	200.81	115,910
	PSU	2/11/21	—	—	—	368	1,471	2,942	—	—	—	419,882
	RS	2/11/21	—	—	—	—	—	—	736	—	—	147,796
Raymond R. Ramu	ACI	1/31/21	89,500	358,001	716,003	—	—	—	—	—	—	—
	SO	2/11/21	—	—	—	—	—	—	—	2,100	200.81	131,573
	PSU	2/11/21	—	—	—	417	1,666	3,332	—	—	—	475,543
	RS	2/11/21	—	—	—	—	—	—	833	—	—	167,275
Patrick D. Sugar	ACI	1/31/21	51,612	206,449	412,897	—	—	—	—	—	—	—
	SO	2/11/21	—	—	—	—	—	—	—	1,130	200.81	70,799
	PSU	2/11/21	—	—	—	225	898	1,796	—	—	—	256,325
	RS	2/11/21	—	—	—	—	—	—	449	—	—	90,164
	RS	3/9/21	—	—	—	—	—	—	914	—	—	199,810
Rohit Lal	ACI	1/31/21	43,166	172,664	345,327	—	—	—	—	—	—	—
	SO	2/11/21	—	—	—	—	—	—	—	760	200.81	47,617
	PSU	2/11/21	—	—	—	151	603	1,206	—	—	—	172,120
	RS	2/11/21	—	—	—	—	—	—	302	—	—	60,645

(1)	Type of Awards

ACI: Annual Cash Incentive

PSU: Performance Stock Unit

RS: Restricted Stock

SO: Stock Option

Annual Cash Incentive awards were granted under the Saia, Inc. Annual Cash Bonus Plan. All other awards were granted under the Second Amended and Restated Saia, Inc. 2018 Omnibus Incentive Plan. See the Summary Compensation Table Narrative for additional information on these types of awards.

(2)	Shares of restricted stock granted on February 11, 2021 vest 100% on February 11, 2024. Shares of restricted stock granted on March 9, 2021 vest over five years.

(3)

Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for valuation assumptions used.

2022 Proxy Statement	SAIA, INC.	43

GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards Table Narrative

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column represent grants under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column represent grants of performance stock units. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period, ending December 31, 2023. Shares of stock to the extent earned will be paid in February 2024. See “Compensation Discussion and Analysis” for more information on the performance stock unit component of our long-term equity incentive plan. See “Potential Payments Upon Termination or Change in Control” for information concerning benefits available upon termination of employment or a change in control.

All Other Stock Awards

Amounts shown in this column represent grants of shares of restricted stock. See “Compensation Discussion and Analysis” for information on the restricted stock component of our long-term equity incentive plan and use of restricted stock for executive retention and executive recruitment and upon executive promotion. Also see “Potential Payments Upon Termination or Change in Control” for information concerning vesting upon termination of employment or a change in control.

All Other Option Awards

The exercise price of stock options is the last sale price of Saia common stock on Nasdaq on the grant date. One-third of the option award vests each year on the anniversary of the grant date and expire seven years after their grant date. See “Compensation Discussion and Analysis” for more information on the stock option component of our long-term equity incentive plan. See “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting and other terms of the stock options.

44	SAIA, INC.	2022 Proxy Statement

Outstanding Equity Awards

The following table sets forth information regarding unexercised stock options, performance stock units and restricted stock held by the Named Executive Officers at December 31, 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (8)(9)
Frederick J. Holzgrefe, III	—	11,430	(1)	—	66.03	2/7/26	11,392	(3)	3,839,446	35,450	11,947,714
	—	5,107	(2)	—	100.20	2/6/27	—		—	—	—
	—	6,460	(2)	—	200.81	2/11/28	—		—	—	—
Douglas L. Col	—	1,580	(1)	—	66.03	2/7/26	6,374	(4)	2,148,229	8,750	2,949,013
	—	1,880	(2)	—	100.20	2/6/27	—		—	—	—
	—	1,850	(2)	—	200.81	2/11/28	—		—	—	—
Raymond R. Ramu	—	6,500	(1)	—	66.03	2/7/26	6,424	(5)	2,165,081	18,334	6,179,108
	—	3,254	(2)	—	100.20	2/6/27	—		—	—	—
	—	2,100	(2)	—	200.81	2/11/28	—		—	—	—
Patrick D. Sugar	—	1,450	(1)	—	66.03	2/7/26	4,402	(6)	1,483,606	5,636	1,899,501
	—	980	(2)	—	100.20	2/6/27	—		—	—	—
	—	1,130	(2)	—	200.81	2/11/28	—		—	—	—
Rohit Lal	1,440	—		—	73.35	2/6/25	1,378	(7)	464,427	5,510	1,857,035
	—	1,790	(1)	—	66.03	2/7/26	—		—	—	—
	493	987	(2)	—	100.20	2/6/27	—		—	—	—
	—	760	(2)	—	200.81	2/11/28	—		—	—	—

All options were issued under the Saia, Inc. Second Amended and Restated 2011 Omnibus Incentive Plan or the Saia, Inc. 2018 Omnibus Incentive Plan. See also “Potential Payouts Upon Termination or Change in Control” for additional information that could affect the vesting of these awards.

(1)	Options vest on 2/7/2022.

(2)	One-third of options vests each year on the anniversary of the grant date.

(3)	Mr. Holzgrefe’s restricted stock awards will vest as follows: 3,748 shares on 2/7/2022; 2,530 shares on 8/1/2022; 2,546 shares on 2/6/2023 and 2,568 shares on 2/11/2024.

(4)

Mr. Col’s restricted stock awards will vest as follows: 517 shares on 2/7/2022; 936 shares on 2/6/2023; 1,046 shares on 7/31/2023; 736 shares on 2/11/2024; 1,046 shares on 7/31/2024 and 2,093 shares on 7/31/2025.

(5)	Mr. Ramu’s restricted stock awards will vest as follows: 2,130 shares on 2/7/2022; 1,840 shares on 8/1/2022; 1,621 shares on 2/6/2023 and 833 on 2/11/2024.

(6)

Mr. Sugar’s restricted stock awards will vest as follows: 473 shares on 2/7/2022; 519 shares on 11/4/2022; 487 shares on 2/6/2023; 520 shares on 11/4/2023; 449 shares on 2/11/2024; 228 shares on 3/9/2024; 1,040 shares on 11/4/2024; 228 shares on 3/9/2025 and 458 shares on 3/9/2026.

(7)	Mr. Lal’s restricted stock awards will vest as follows: 585 shares on 2/7/2022; 491 shares on 2/6/2023 and 302 shares on 2/11/2024.

(8)	Value is based on the closing price of Saia stock of $337.03 on December 31, 2021, as reported on Nasdaq.

(9)

Reflects the maximum payout opportunity for 2021, 2022 and 2023 for the 2019 – 2021, 2020 – 2022 and 2021 – 2023 performance periods under the performance stock unit portion of our long-term equity incentive plan. The maximum payout opportunity for 2021 for the 2019 – 2021 performance period (14,994 units for Mr. Holzgrefe; 2,066 units for Mr. Col; 8,518 units for Mr. Ramu; 1,894 units for Mr. Sugar; and 2,340 units for Mr. Lal), if earned, vest on December 31, 2021. These amounts are subject to board discretion upon issuance in February 2022. The maximum payout opportunity for 2022 for the 2020 – 2022 performance period (10,186 units for Mr. Holzgrefe; 3,742 units for Mr. Col; 6,484 units for Mr. Ramu; 1,946 units for Mr. Sugar; and 1,964 units for Mr. Lal), if earned, will vest on December 31, 2022. The maximum payout opportunity for 2023 for the 2021 – 2023 performance period (10,270 units for Mr. Holzgrefe; 2,942 units for Mr. Col; 3,332 units for Mr. Ramu; 1,796 units for Mr. Sugar; and 1,206 units for Mr. Lal), if earned, will vest on December 31, 2023. See the Summary Compensation Table Narrative for additional information on performance stock units.

2022 Proxy Statement	SAIA, INC.	45

2021 Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested during 2021 for the Named Executive Officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederick J. Holzgrefe, III	10,673	1,264,156	24,858	5,034,007
Douglas L. Col	2,210	260,658	2,258	452,168
Raymond R. Ramu	5,546	682,115	7,907	1,605,426
Patrick D. Sugar	490	54,261	—	—
Rohit Lal	—	—	2,555	511,644
(1)

Amounts shown in this column represent performance stock units and shares of restricted stock that vested in 2021. Value realized was determined by multiplying the last sale price of Saia common stock on the vesting date by the number of shares that vested.

Non-Qualified Deferred Compensation

The following table sets forth information regarding the executive and Company contributions to the Capital Accumulation Plan, as well as investment earnings on the Capital Accumulation Plan for the Named Executive Officers in 2021.

2021 NON-QUALIFIED DEFERRED COMPENSATION TABLE(1)

Name	Executive Contributions in Last FY(2) ($)	Company Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Frederick J. Holzgrefe, III	109,328	46,220	807,009	—	1,885,652
Douglas L. Col	9,015	21,956	506,482	—	1,144,431
Raymond R. Ramu	—	32,526	1,305,278	—	3,157,533
Patrick D. Sugar	7,257	19,518	58,912	—	58,912
Rohit Lal	250,281	20,292	1,100,757	—	2,794,944
(1)	See description of Capital Accumulation Plan in “Other Benefits and Perquisites — Deferred Compensation Plan” in Compensation Discussion and Analysis.

(2)	Amounts reported in this column are reported as salary in the last completed fiscal year in the Summary Compensation Table.

(3)	Amounts reported in this column are included in All Other Compensation in the last completed fiscal year in the Summary Compensation Table.

(4)

Amounts reported in this column for each Named Executive Officer include amounts previously reported in Saia’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and Saia matching contributions. This total reflects the cumulative value of each Named Executive Officer’s deferrals, Saia contributions and investment history.

46	SAIA, INC.	2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Saia is obligated to provide its Named Executive Officers with certain payments or other forms of compensation upon a termination of employment in certain cases or change in control of the Company. The information below describes the circumstances under which we may be obligated to provide such compensation and provides estimates of amounts that would have become payable under existing agreements, plans and arrangements had there been a change in control of the Company on December 31, 2021 or had the Named Executive Officer’s employment been terminated on such date.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. The factors that could affect these amounts include the time during the year of any such event, the Company stock price and the executive’s age.

Employment Agreement — Frederick J. Holzgrefe, III

The Company is party to an employment agreement with Mr. Holzgrefe, dated March 5, 2020, that was effective upon his becoming President and Chief Executive Officer on April 28, 2020. Mr. Holzgrefe’s employment agreement provides for severance payments and benefits to Mr. Holzgrefe in the event of his employment termination under certain circumstances. All severance payments and benefits pursuant to the employment agreement are conditioned upon Mr. Holzgrefe’s execution of a release in favor of the Company and compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement, which provisions continue during the term of Mr. Holzgrefe’s employment and for two years after the termination of such employment.

Payments Upon Termination Without Cause or Good Reason

In the event Mr. Holzgrefe’s employment is terminated by the Company without cause or by Mr. Holzgrefe for Good Reason, he is entitled to receive base salary and benefits accrued through the termination date, along with a severance benefit equal to two times his annual rate of base salary immediately preceding his termination of employment, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment. In addition, in that event, Mr. Holzgrefe is entitled to a prorated target bonus based on the actual portion of the fiscal year elapsed prior to termination, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment, together with interest on such target bonus at a reasonable rate to be determined by the Company. In addition, during the period of 24 months following Mr. Holzgrefe’s termination of employment, Mr. Holzgrefe (and if covered under the applicable program, his spouse) would remain covered by the employee benefit plans and programs that covered him immediately prior to his termination of employment subject to certain exceptions. In the event Mr. Holzgrefe’s participation in any such employee benefit plan is barred, Saia will arrange to provide Mr. Holzgrefe with substantially similar benefits. All outstanding stock options held by Mr. Holzgrefe at the time of termination become fully exercisable upon such termination and Mr. Holzgrefe would have two years from the date of such termination to exercise such stock options. In addition, any restricted stock held for one year or more would vest pro rata over three years. The employment agreement provides that in the event of an employment termination that would provide severance benefits under Mr. Holzgrefe’s change in control agreement (described below) and Mr. Holzgrefe’s employment agreement, Mr. Holzgrefe would be entitled to the greater of each benefit provided under the applicable agreements.

For purposes of the employment agreement, the term “Good Reason” means the failure of Saia in any material way either to pay or provide to Mr. Holzgrefe the compensation and benefits that he is entitled to receive under the employment agreement or the assignment to Mr. Holzgrefe of duties that are materially inconsistent with those of a president or chief executive officer that results in a diminution in Mr. Holzgrefe’s normal duties, responsibility and authority as set forth in the employment agreement.

2022 Proxy Statement	SAIA, INC.	47

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Death or Disability

In the event of death or disability, Mr. Holzgrefe or his estate would receive salary and any other compensation and benefits earned through the date of the event and all outstanding stock options would immediately vest and would expire in one year.

Payments Upon Termination for Cause or without Good Reason

Upon a termination for cause or a termination by Mr. Holzgrefe without Good Reason, Mr. Holzgrefe is entitled to receive base salary and benefits accrued through the termination date.

Change in Control Agreements

Each of the Named Executive Officers is party to a “double trigger” change in control agreement.

Under these agreements the executive will receive compensation as described below in the event of a “change in control” of the Company followed within two years by (i) the termination by Saia of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where the executive was employed immediately prior to the change in control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the change in control.

In the event of a qualifying payment event: (i) the executive will receive on the first day of the seventh month following the executive’s last day of employment a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination; and (ii) for two years following the executive’s employment termination (three years in the case of Mr. Holzgrefe), the executive is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering key executives of the Company and shall be entitled to receive the benefits available to key employees thereunder. If the executive’s participation under any such program is barred, the Company is required to arrange to provide the executive with substantially similar benefits.

In the event of a change in control, all outstanding stock options held by the executive immediately vest and remain exercisable for one year following the change in control (two years in the case of Mr. Holzgrefe).

For the purpose of the change in control severance agreements, a “change in control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

Severance Agreements

The Company entered into severance agreements with each Named Executive Officer (other than Mr. Holzgrefe, whose severance benefits are covered in his employment agreement) in connection with the agreement by such executives to become subject to noncompetition, employee and customer non-solicitation restrictions and provisions to protect the Company’s intellectual property. These agreements provide that if the Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive severance payments equal to 12 months of base salary, subject to satisfaction of certain conditions, including execution of a release of claims in favor of the Company and compliance with the employee’s restrictive covenant obligations. In the event the executive breaches any agreement with the Company, all severance obligations will cease and the Named Executive Officer is obligated to repay the Company the amount of any severance payments made. The severance agreements provide that if a Named Executive Officer becomes entitled to receive severance under both the severance agreement and his or her change in control agreement, the Named Executive Officer shall be paid severance under the change in control agreement only.

48	SAIA, INC.	2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Annual Cash Incentive Plan

Each of the Named Executive Officers participates in the annual cash incentive plan. Upon termination of a Named Executive Officer for any reason prior to the payment date under the plan, the executive forfeits the award, except Mr. Holzgrefe would be entitled to a prorated target bonus to the date of termination, unless such termination is for cause, in which case the award is forfeited. See “Summary Compensation Table Narrative — Non-Equity Incentive Plan Compensation.”

Performance Stock Unit Award Agreements

Each of the Named Executive Officers is subject to one or more performance stock unit award agreements. See the “Long-Term Equity Incentives — Performance Stock Units” subsection of the “Compensation Discussion and Analysis” section for additional information on how payouts of the performance stock units are calculated.

Under these agreements, upon involuntary termination other than for “cause” or termination due to death, total disability or retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed for at least 50% of the performance period of the agreement, otherwise the award is forfeited. Upon voluntary termination, the executive forfeits the award, except to the extent that the performance period of the agreement has expired before the executive’s voluntary termination, in which case the executive is entitled to payment of the award. Upon termination for cause, the executive forfeits the award regardless of whether the performance period has expired. For purposes of the performance stock unit award agreements, “cause” means gross negligence or gross neglect of duties, commission of a felony or significant misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or Company policy resulting in an adverse effect on the Company.

Under the performance stock unit award agreements, upon a “change in control,” as that term is defined in the Second Amended and Restated 2011 Omnibus Incentive Plan and 2018 Omnibus Incentive Plan (collectively, the “Incentive Plans”), the executives would receive the percentage of the target incentive based on total stockholder return calculated as of the date of such change in control, prorated to reflect the actual number of months of service from the date of the grant of the performance stock unit to the date of the change in control. Any performance stock units that an executive is entitled to receive upon a change in control will be paid out in a lump sum concurrently with the change in control.

Under the Incentive Plans, a “change in control” is generally defined to mean: (i) during any 12-month period any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 30% or more of the outstanding shares of Saia common stock, subject to certain exceptions; (ii) during any 12-month period the individuals who, as of the beginning of such period, constitute the Board cease to constitute at least a majority of the Board, subject to certain exceptions; or (iii) the consummation of a merger, consolidation or sale of substantially all the assets of the Company, unless following such transaction the holders of Saia common stock prior to the transaction continue to own 50% or more of the outstanding stock of the resulting corporation, no person becomes the beneficial owner of 30% or more of the outstanding stock of the resulting corporation by reason of such transaction and at least a majority of the members of the board of the corporation resulting form the transaction were members of the Board of Saia prior to the transaction.

Stock Option Agreements

Each of the Named Executive Officers is subject to one or more non-qualified stock option agreements. See “Summary Compensation Table Narrative — Option Awards”. Under these agreements, in the event of a “change in control” of the Company, as defined in the Incentive Plans, the unvested options immediately vest and remain outstanding in accordance with their terms. In addition, the Compensation Committee has the discretion to cancel the outstanding options at the time of the change in control in which case a payment of cash, property or combination thereof would be made to the Named Executive Officer that is determined by the Compensation Committee to be equivalent in value to the consideration to be paid per share of Company common stock in the change in control transaction, less the exercise price of the option and multiplied by the number of outstanding options.

If the employment of a Named Executive Officer is terminated by the Company without cause or voluntarily by the executive, then any option then vested remains exercisable for 90 days following termination, but not beyond the expiration date of the option, and all unvested options terminate. If a Named Executive Officer’s employment is terminated for cause, then all options automatically terminate upon the termination date.

2022 Proxy Statement	SAIA, INC.	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon the retirement after age 55 (the determination of retirement is made by the Compensation Committee) of a Named Executive Officer, the Compensation Committee has the discretion to cancel or vest any unvested options then outstanding and all vested options remain exercisable for 180 days after such retirement or until the expiration date of the option, whichever is first. In the event of a termination of the Named Executive Officer’s employment by reason of death or disability, the option automatically vests and may be exercised for 180 days after the Named Executive Officer’s death or disability or until the expiration date of the option, whichever is first. The vesting of Mr. Holzgrefe’s stock options in certain circumstances is described above under “Employment Agreement — Frederick J. Holzgrefe, III.”

Stock option agreements for awards granted to the Named Executive Officers (other than the Chief Executive Officer) starting in February 2015 contain restrictive covenants that are intended to protect the Company’s confidential information and intellectual property and prohibit the award recipient from working for the Company’s LTL competitors in the United States until one year following such Named Executive Officer’s termination. The option agreements also prohibit the award recipient from soliciting the Company’s customers on behalf of competitors or from soliciting for hire the Company’s employees or independent contractors until two years following such Named Executive Officer’s termination. Saia has the option to extend the non-compete period for one additional year upon payment to the Named Executive Officer of an additional year of base salary. Mr. Holzgrefe is subject to restrictive covenants under his employment agreement rather than his stock option agreements that continue for a period of two years following his employment termination.

Restricted Stock Award Agreements

Each of the Named Executive Officers is subject to one or more restricted stock award agreements. See “Compensation Discussion and Analysis — Long-Term Equity Incentives — Restricted Stock Awards.” In the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited. In the event of an employment termination for any other reason, all unvested shares under the award agreement are forfeited except certain restricted stock held by Mr. Holzgrefe will vest upon termination by the Company without cause or for Good Reason as described above under “Employment Agreement — Frederick J. Holzgrefe, III.” Upon a “change in control” of Saia, as defined in the Incentive Plans, all unvested shares under the award agreements automatically vest.

Deferred Compensation

The Named Executive Officers are entitled to receive the amount in the Capital Accumulation Plan, including the vested portion of any Company contributions, in the event of termination of the executive’s employment. The Company contributes five percent annually to the Capital Accumulation Plan for all participants, which contribution vests over a 5-year period. See “Compensation Discussion and Analysis — Other Benefits and Perquisites — Deferred Compensation Plan.”

Life Insurance Benefits

Mr. Holzgrefe has a $1 million term life insurance policy and each other Named Executive Officer has a $500,000 policy. If the Named Executive Officers had died on December 31, 2021, the survivors of Mr. Holzgrefe would have received $1,000,000 and the survivors of the other Named Executive Officers would have received $500,000 each, under these policies.

50	SAIA, INC.	2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a Named Executive Officer was terminated and, as applicable, a change in control occurred as of December 31, 2021, and that the price of our common stock equals $337.03 which was the closing price on Nasdaq on December 31, 2021 (the last business day of the year). Actual amounts that we may pay to any Named Executive Officer upon termination of employment, however, can only be determined at the time of such Named Executive Officer’s actual separation from Saia.

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Frederick J. Holzgrefe, III
Compensation:
Accrued Salary and Vacation	$34,375	$34,375	$—	$34,375	$34,375	$34,375
Annual Incentive(1)	825,000	—	—	—	—	—
Severance(2)	1,650,000	—	—	—	—	4,950,000
Performance Stock Units(3)	7,342,086	—	—	7,342,086	7,342,086	8,495,852
Stock Options (accelerated)(4)	5,187,002	—	—	5,187,002	5,187,002	5,187,002
Restricted Stock (accelerated)(5)	—	—	—	1,980,838	1,980,838	3,839,446
Benefits:
Capital Accumulation Plan(6)	—	—	—	221,725	221,725	—
Life, Disability, and Health Insurance(7)	48,019	—	—	1,699,330	1,000,000	72,028
Mr. Holzgrefe’s Totals	$15,086,482	$34,375	$—	$16,465,356	$15,766,025	$22,578,703

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Douglas L. Col
Compensation:
Accrued Salary	$18,240	$18,240	$18,240	$18,240	$18,240	$18,240
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	437,750	—	—	—	—	2,101,200
Performance Stock Units(3)	1,537,081	—	1,537,081	1,537,081	1,537,081	1,867,596
Stock Options (accelerated)(4)	—	—	—	1,125,427	1,125,427	1,125,427
Restricted Stock (accelerated)(5)	—	—	691,473	691,473	691,473	2,148,229
Benefits:
Capital Accumulation Plan(6)	—	—	86,060	86,060	86,060	—
Life, Disability, and Health Insurance(7)	—	—	—	1,241,401	500,000	48,019
Mr. Col’s Totals	$1,993,071	$18,240	$2,332,855	$4,699,682	$3,958,282	$7,308,710

2022 Proxy Statement	SAIA, INC.	51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Raymond R. Ramu
Compensation:
Accrued Salary	$19,889	$19,889	$—	$19,889	$19,889	$19,889
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	477,335	—	—	—	—	2,386,675
Performance Stock Units(3)	4,327,690	—	—	4,327,690	4,327,690	4,702,018
Stock Options (accelerated)(4)	—	—	—	2,818,207	2,818,207	2,818,207
Restricted Stock (accelerated)(5)	—	—	—	1,280,826	1,280,826	2,165,081
Benefits:
Capital Accumulation Plan(6)	—	—	—	70,097	70,097	—
Life, Disability, and Health Insurance(7)	—	—	—	1,582,568	500,000	48,019
Mr. Ramu’s Totals	$4,824,914	$19,889	$—	$10,099,276	$9,016,709	$12,139,888

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Patrick D. Sugar
Compensation:
Accrued Salary	$15,640	$15,640	$—	$15,640	$15,640	$15,640
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	375,361	—	—	—	—	1,359,600
Performance Stock Units(3)	1,075,575	—	—	1,075,575	1,075,575	1,277,344
Stock Options (accelerated)(4)	—	—	—	778,972	778,972	778,972
Restricted Stock (accelerated)(5)	—	—	—	628,112	628,112	1,483,606
Benefits:
Capital Accumulation Plan(6)	—	—	—	61,309	61,309	—
Life, Disability, and Health Insurance(7)	—	—	—	3,851,315	500,000	48,019
Mr. Sugar’s Totals	$1,466,576	$15,640	$—	$6,410,922	$3,059,607	$4,963,181

52	SAIA, INC.	2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Rohit Lal
Compensation:
Accrued Salary	$14,389	$14,389	$14,389	$14,389	$14,389	$14,389
Annual Incentive(1)	—	—	—	—	—	—
Severance(2)(8)	345,327	—	—	—	—	1,381,308
Performance Stock Units(3)	1,229,935	—	1,229,935	1,229,935	1,229,935	1,365,421
Stock Options (accelerated)(4)	496,456	—	—	1,318,825	1,318,825	1,318,825
Restricted Stock (accelerated)(5)	—	—	186,602	186,602	186,602	464,427
Benefits:
Capital Accumulation Plan(6)	—	—	69,555	69,555	69,555	—
Life, Disability, and Health Insurance(7)	—	—	—	712,669	500,000	48,019
Mr. Lal’s Totals	$2,086,107	$14,389	$1,500,480	$3,531,974	$3,319,305	$4,592,388

Footnotes for Tabular Disclosure

(1)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a pro rata amount of the target annual incentive upon termination for Good Reason or involuntary termination without Cause. The other Named Executive Officers must be employed on the date of payment of the annual incentive, which occurs after the amount of the incentive is certified by the Compensation Committee after the end of the year.

(2)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a severance payment of two times his annual rate of base salary upon termination for Good Reason or involuntary termination without Cause. Under the Change in Control Severance Agreements applicable to all Named Executive Officers, payment of severance upon a change in control requires a qualifying employment termination within two years after the change in control. In such event, the executive receives a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses in any consecutive 12-month period during the three years prior to termination and coverage for two years (three years in the case of Mr. Holzgrefe) under applicable medical, life insurance and long-term disability plans and programs covering the executives. In the event Mr. Holzgrefe is entitled to severance benefits under his Employment Agreement and Change in Control Severance Agreement, he is entitled to the greater of each benefit under the applicable agreements.

(3)	Amounts shown are value of performance stock units earned as of December 31, 2021, under 2019-2021 and 2020-2022 long-term incentive programs based on performance through December 31, 2021.

(4)

Intrinsic value of stock options that vest upon a specified termination or a change in control. All stock options vest upon a change in control. Under Mr. Holzgrefe’s Employment Agreement, in the event of a termination for Good Reason or involuntary termination without Cause or upon death or disability, all outstanding stock options held by Mr. Holzgrefe vest. For all other Named Executive Officers, stock options vest upon death or disability. Upon retirement, the Compensation Committee has the discretion to cancel or vest any non-vested stock options held by the Named Executive Officers.

(5)

Intrinsic value of restricted stock that vests upon a specified termination or change in control. All shares of restricted stock vest upon a change in control. In the event of the death, disability or retirement of the executive more than one year after grant and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited. Upon termination for any other reason, all unvested shares are forfeited.

(6)	Amounts shown represent estimates of the accelerated vesting of employer contributions under the terms of the Capital Accumulation Plan as of December 31, 2021.

(7)

In the event of death: $1 million payment under term life insurance policy for Mr. Holzgrefe and a $500,000 payment under term life insurance policies for each of the other Named Executive Officers. Disability benefit is payable by insurance carrier pursuant to disability policy on the executive. Health insurance is estimated based upon the Company’s current cost per employee per month.

(8)

Severance payments under Severance Agreements for all Named Executive Officers other than Mr. Holzgrefe. Payment is equal to 12 months of base salary upon a termination without Cause and payment is contingent on execution of a release in favor of the Company. The Severance Agreements provide that if the executive is entitled to a severance payment under the Severance Agreement and the Change in Control Severance Agreement, the executive is paid severance under the Change in Control Severance Agreement only.

(9)	Executive is not eligible for retirement at December 31, 2021.

2022 Proxy Statement	SAIA, INC.	53

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated by the Securities and Exchange Commission, we are providing the following information about the ratio of the total annual compensation of our principal executive officer, Frederick J. Holzgrefe, III, Saia’s Chief Executive Officer (“CEO”), to Saia’s median employee’s annual total compensation.

For the year ended December 31, 2021, our last completed fiscal year:

•	the median of the annual total compensation of all employees of Saia (other than the CEO) was $63,083;

•	the annual total compensation of the CEO was $4,937,517, as reported in the Summary Compensation Table herein; and

•	the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 78 to 1.0.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

There were no significant changes in our methodology, or in the material assumptions, adjustments, or estimates from those used in our calculation last year. In determining the median employee, a listing of compensation was prepared of all of the approximately 11,600 employees (other than the CEO) as of December 31, 2021, including actual base salary and wages, bonus paid and any overtime paid during the year. Because Saia does not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure in determining the median. Wages and salaries were annualized for those employees that were not employed for the full year of 2021. Saia does not use seasonal or temporary workers. The median employee was selected from the annualized list.

54	SAIA, INC.	2022 Proxy Statement

Report of the Audit Committee of the Board of Directors

The Audit Committee operates pursuant to a written charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the investor relations section of the Company’s website at www.saia.com. For the year ended December 31, 2021, the Audit Committee was comprised of Donna E. Epps, John P. Gainor, Jr., Donald R. James and Susan F. Ward, each of whom met the independence and experience requirements of The Nasdaq Global Select Market. Ms. Epps, Mr. Gainor and Ms. Ward are each an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection, evaluation and compensation of the independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2021 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal control over financial reporting, the reasonableness of significant accounting judgments and critical accounting policies and estimates and their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm those disclosures and other matters relating to their independence from Saia and management.

The Audit Committee discussed with Saia’s director of internal audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their audits of Saia’s internal controls, including internal control over financial reporting, and the overall quality of Saia’s financial reporting.

2022 Proxy Statement	SAIA, INC.	55

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from KPMG LLP dated February 23, 2022 regarding the audited consolidated financial statements of Saia for the year ended December 31, 2021, as well as the opinion of KPMG LLP on the effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee Members

Susan F. Ward, Chair

Donna E. Epps

John P. Gainor, Jr.

Donald R. James

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

56	SAIA, INC.	2022 Proxy Statement

Proposal 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Saia’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of Saia’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) on the frequency basis determined by the Company. The Company determined to present an advisory vote to the stockholders regarding the compensation disclosed in the proxy statement every year consistent with advisory votes of Saia’s stockholders in 2011 and 2017 to hold such advisory vote on compensation every year going forward.

Saia believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Saia’s stockholders. Held pursuant to Section 14A of the Securities Exchange Act of 1934, this advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against this Proposal 2 (or you may abstain from voting).

Saia’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 97.7% of the votes cast on the matter at the 2021 annual meeting of stockholders. The Compensation Committee believes that this vote demonstrates strong support by Saia stockholders for our compensation philosophy and goals and the compensation decisions made by the Committee.

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Saia. However, Saia’s Compensation Committee will take into account the outcome of the stockholder vote on this Proposal 2 when considering future executive compensation arrangements.

Your Board of Directors unanimously recommends a vote “FOR” the following advisory resolution: Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby approved.

2022 Proxy Statement	SAIA, INC.	57

Proposal 3 – Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting

After careful consideration, the Board of Directors has adopted, declared advisable and is submitting for consideration and approval by the stockholders an Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate supermajority voting requirements (the “Supermajority Voting Amendment”).

The Supermajority Voting Amendment revises Article VII of the Certificate. The full text of the proposed Article VII is attached as Appendix A to this Proxy Statement with deletions from the current text marked in red font with strikethrough.

Background of the Proposal

Article VII of our Certificate requires the affirmative vote of the holders of at least two-thirds of the voting power of all shares of the Company entitled to vote generally in the election of directors then outstanding, voting together as a single class to alter, amend or adopt any provision inconsistent with or repeal Article V, Article VI, Article VII or Article VIII of our Certificate. These four Articles generally provide for:

•

requirement that stockholder action be taken at an annual or special meeting of stockholders and not by written consent and specifications as to who has authority to call a special meeting of the stockholders (Article V);

•	the number, election, and term of office for members of the Board (Article VI);

•	the right of the Company to amend our certificate of incorporation and requirement of a supermajority of stockholder approval in certain cases (Article VII); and

•	the exculpation of our directors and indemnification of officers and directors (Article VIII).

We are asking stockholders to approve this proposal in order to remove the requirement that future amendments to the Certificate require the approval of at least two-thirds of the voting power of the outstanding shares of capital stock. If such proposal is approved and our Certificate is amended to remove such requirement, then any such amendments in the future will require the approval of holders of a majority of the outstanding shares entitled to vote.

In deciding to approve the proposal and to recommend that the stockholders vote to approve the proposal, our Board of Directors considered the advantages and disadvantages of a supermajority voting requirement. Such a requirement can benefit stockholders by promoting corporate governance stability and reducing the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all stockholders by requiring broad stockholder consensus to make certain fundamental changes. While our Board continues to believe that these are important benefits, the Board has also considered that a supermajority voting requirement may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an opportunity to participate in corporate governance. Therefore, following careful consideration of the matter, our Board of Directors has concluded that the benefits of adopting a majority voting standard to provide more accountability to stockholders and promote stronger corporate governance outweigh the benefits of retaining a supermajority requirement.

Summary of the Amendment

The Supermajority Voting Amendment provides for the deletion of the final sentence of Article VII of the Company’s Certificate, which provides that an affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of capital stock of Saia, Inc. entitled to vote generally in the election of directors, voting together as a single class, be required to alter, amend or adopt any provision inconsistent with or repeal Article V, Article VI,

58	SAIA, INC.	2022 Proxy Statement

PROPOSAL 3

Article VII or Article VIII, which are summarized above. Consequently, if the Supermajority Voting Amendment is adopted, the amended Certificate will not require that alteration, amendment, adoption or repeal of any provision in the Certificate be subject to approval by a supermajority of our stockholders. Rather, the requirement would be the same as required under the Delaware General Corporate Law, which requires the approval of the holders of a majority of outstanding shares entitled to vote.

Effectiveness

If this proposal is approved by the stockholders, the Supermajority Voting Amendment will become effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If the proposal is not approved by the stockholders, the Supermajority Voting Amendment will not be implemented and Article VII of the Company’s Certificate will continue to require a supermajority of shares to approve certain amendments to the Certificate.

Vote Required for Approval

Pursuant to the Certificate, the affirmative vote of two-thirds of all outstanding shares is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

Your Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the amendment to our amended and restated certificate of incorporation to eliminate supermajority voting.

2022 Proxy Statement	SAIA, INC.	59

Proposal 4 – Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Authorized Shares of Common Stock

After careful consideration, the Board of Directors has adopted, declared advisable and is submitting for consideration and approval by the stockholders an Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000 (the “Authorized Shares Amendment”).

Summary of the Amendment

Article IV of the Certificate currently authorizes Saia, Inc. to issue up to 50,000,000 shares of common stock and 50,000 shares of preferred stock. As of February 28, 2022, approximately 26,401,931 shares of common stock were issued, including approximately zero held as treasury shares, with approximately 1,171,842 shares of common stock reserved for possible future issuance under our Second Amended and Restated 2011 Omnibus Incentive Plan and our 2018 Omnibus Incentive Plan. As a result, approximately 22,426,227 authorized shares remain available for issuance for future purposes. The adoption of the proposed Authorized Shares Amendment would provide for an additional 50,000,000 authorized shares of common stock for future issuance, which would bring the aggregate total of authorized shares of common stock to 100,000,000. The Authorized Shares Amendment revises the initial paragraph of Article IV of the Certificate to be amended and restated to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 100,050,000 shares. Such shares shall consist of 50,000 shares of preferred stock, par value $0.001 per share, amounting to $50 in the aggregate and 100,000,000 shares of common stock, par value $0.001 per share, amounting to $100,000 in the aggregate.

Rationale for the Amendment

As of February 28, 2022, Saia had approximately 44.9 percent of authorized shares of common stock unissued and unreserved for issuance. The Board has no immediate or specific plans, arrangements or understandings to issue any of the shares of common stock that would be authorized under the Authorized Shares Amendment. However, the Board desires to have the shares available to provide additional flexibility and create sufficient reserves for business and financial purposes and provide appropriate equity incentives for Saia’s employees and directors. The additional shares may be used for various purposes without further shareholder approval (except as required by law or NASDAQ rules). These purposes may include: (i) raising capital, if Saia has an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) exchanging common stock or securities that are convertible into common stock for other outstanding securities; (iii) providing equity incentives to employees, officers, directors, consultants, or advisors; (iv) expanding Saia’s business through the acquisition of other businesses or assets; (v) stock splits, dividends, and similar transactions; (vi) debt or equity restructuring or refinancing transactions; and (vii) other corporate purposes.

The Board has not proposed the increase in the number of authorized shares of common stock with the intent of preventing or discouraging any actual or threatened tender offers or takeover attempts of the Company. Rather, the Authorized Shares Amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the Authorized Shares Amendment to provide greater flexibility to the Board in considering and planning for our potential future corporate needs. The Company does not currently have a shareholder rights plan (commonly referred to as a “poison pill”) in place, nor does the Board currently have any plans to adopt any such plan or similar anti-takeover measures. The Board is not currently aware of any attempt or plan to acquire control of the Company.

60	SAIA, INC.	2022 Proxy Statement

PROPOSAL 4

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Authorized Shares Amendment would be a part of the existing class of Saia’s common stock and, if issued, would have the same rights and privileges as the shares of Saia common stock presently issued and outstanding. Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. Accordingly, should the Board elect to issue additional shares of our common stock, existing holders of shares of our common stock would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuance of common stock or securities convertible into our common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties. The Authorized Shares Amendment does not affect the number of shares or rights of preferred stock authorized.

Effectiveness of the Amendment

If this proposal is approved by the stockholders, the Authorized Shares Amendment will become effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If the proposal is not approved by the stockholders, the Authorized Shares Amendment will not be implemented and the Company’s capitalization will remain as it is currently.

Vote Required for Approval

Pursuant to the Certificate, the affirmative vote of a majority of all outstanding shares is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

Your Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the amendment to our amended and restated certificate of incorporation to increase the authorized shares of common stock.

2022 Proxy Statement	SAIA, INC.	61

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Saia’s annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2021. The Audit Committee has appointed KPMG LLP to be Saia’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The stockholders are asked to ratify this appointment at the annual meeting. KPMG LLP has served as Saia’s independent registered public accounting firm since 2002. The Audit Committee and the Board believe it is in the best interests of Saia and its stockholders to retain KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2022 and recommend that stockholders ratify that appointment. A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace Saia’s independent registered public accounting firm and is directly responsible for the appointment, compensation and general oversight of the work of the independent registered public accounting firm. The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation whether to engage KPMG, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on the Saia audit;

•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

•	Appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG and its peer firms;

•	The quality and candor of KPMG’s communication with the Audit Committee and management; and

•	KPMG’s independence and tenure, including the benefits of being a long-tenured auditor and controls and processes that help insure KPMG’s independence (as described below).

Independent Registered Public Accounting Firm’s Fees

The following table details fees billed by KPMG LLP for its services during fiscal years 2020 and 2021:

	2020	2021
Audit Fees	$894,268	$864,375
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$894,268	$864,375

•

Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual consolidated financial statements and internal control over financial reporting and review of Saia’s quarterly reports.

62	SAIA, INC.	2022 Proxy Statement

PROPOSAL 5

•

Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s consolidated financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for any services not included in the first three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a written policy governing the engagement of Saia’s independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members but not to management. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories and sets fee limits for each specific service or project. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm and any fees for pre-approved services that exceed the pre-established limits.

The Audit Committee pre-approved 100% of the Company’s 2020 and 2021 audit fees, audit-related fees, tax fees and all other fees.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent registered public accounting firm for fiscal year 2022. The submission of this proposal for approval by the stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of KPMG LLP as independent registered public accounting firm for 2022.

2022 Proxy Statement	SAIA, INC.	63

Beneficial Ownership

The following table lists certain persons and entities known by Saia to own beneficially, as of December 31, 2021, more than five percent of Saia’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	3,092,501	(2)	11.7%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	2,592,671	(3)	9.8%
Capital International Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	1,591,615	(4)	6.0%
(1)

For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 26,336,589 (the number of shares of Saia common stock outstanding as of December 31, 2021).

(2)

The amount shown and the following information are derived from Amendment No. 13 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 28, 2022. According to the amended Schedule 13G, BlackRock possesses sole dispositive power over 3,092,501 shares and sole voting power over 3,057,115 shares of Saia common stock.

(3)

The amount shown and the following information are derived from Amendment No. 5 to Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 9, 2022. According to the amended Schedule 13G, Vanguard possesses sole dispositive power over 2,519,153 shares, shared dispositive power over 73,518 shares, sole voting power over zero shares and shared voting power over 50,412 shares of Saia common stock.

(4)

The amount shown and the following information are derived from Schedule 13G filed by Capital International Investors (“CII”) on February 11, 2022. According to the Schedule 13G, CII possesses sole dispositive power over 1,591,615 shares and sole voting power over 1,497,263 shares of Saia common stock.

64	SAIA, INC.	2022 Proxy Statement

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Randolph W. Melville, Di-Ann Eisnor, Kevin A. Henry and Jeffrey C. Ward. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2021, no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

Related Party Transactions

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. In January 2007, the Board of Directors formalized in writing its Related Party Transaction Policies and Procedures.

The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

There have been no related party transactions requiring disclosure under the rules or regulations of the Securities and Exchange Commission since January 1, 2021.

Other Matters

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

2022 Proxy Statement	SAIA, INC.	65

Information About the Annual Meeting

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1.	Elect four directors for a term of one year;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

3.	Consider an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements;

4.	Consider an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and

5.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2022.

Stockholders also will transact any other business that may properly come before the meeting.

Who can attend the annual meeting? How do I attend?

This year’s annual meeting will be held in a virtual format through a live webcast.

Only stockholders of record at the close of business on March 4, 2022 have a right to attend the annual meeting. In order to be admitted to the annual meeting at www.meetnow.global/MYUDPTF, you must enter the control number found on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Saia does not permit guests to attend the annual meeting.

We encourage you to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting log in page.

May stockholders ask questions at the meeting?

Yes. Members of Saia’s management team, members of the Board of Directors, and a representative of KPMG LLP, Saia’s independent registered public accounting firm, are expected to be present at the annual meeting to respond to appropriate questions of general interest from stockholders at the end of the meeting. Questions may be submitted in advance of the meeting at www.meetnow.global/MYUDPTF after logging in with your control number. Questions may be submitted now through the end of the annual meeting. Saia will post answers on its Investor Relations website to stockholder questions pertinent to meeting matters that are received before and during the annual meeting that cannot be answered due to time constraints.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 4, 2022, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 26,406,537 shares of Saia common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card.

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INFORMATION ABOUT THE ANNUAL MEETING

Beneficial Owners. Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote?

Stockholders of Record.

1.    You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2.    You May Vote by Telephone. You may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. Telephone voting is available 24 hours a day. Votes submitted by telephone (1-800-652-8683) must be received by 11:59 p.m., Eastern Daylight Time on April 28, 2022.

3.    You May Vote by Internet. You may vote by internet by following the instructions included on the proxy card. If you vote by internet, you do not have to mail in your proxy card. Internet voting is available 24 hours a day. Votes submitted through the internet (www.investorvote.com/SAIA) must be received by 11:59 p.m., Eastern Daylight Time on April 28, 2022.

4.    You May Vote During the Meeting. You may vote during the meeting by using the control number located on the proxy card. Once you have entered the virtual meeting room you may access the voting prompt. After the polls have closed the voting prompt will be deactivated.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote during the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it during the annual meeting.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by giving written notice to Saia’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, your ability to revoke your proxy depends on the voting procedures of the bank, broker or other nominee. Please follow the directions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of

2022 Proxy Statement	SAIA, INC.	67

INFORMATION ABOUT THE ANNUAL MEETING

directors or as to compensation of the Named Executive Officers and on proposed amendments to the Company’s Amended and Restated Certificate of Incorporation, unless the beneficial owners indicate how the shares are to be voted. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors, as to the compensation of Saia’s Named Executive Officers, and on the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person (virtually) or by proxy, of the holders of a majority of the shares of Saia common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the start of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and so long as the adjournment is not for longer than 30 days, no other notice will be given.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the four nominees to the Board of Directors;

•	FOR the compensation of Saia’s Named Executive Officers as presented in Proposal 2;

•	FOR the amendment to Saia’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting;

•	FOR the amendment to Saia’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

•	FOR the ratification of KPMG LLP as Saia’s independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. Douglas L. Col, the Company’s Executive Vice President, Chief Financial Officer and Secretary, will serve as the inspector of elections.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the

68	SAIA, INC.	2022 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The advisory approval of the compensation of Saia’s Named Executive Officers and the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Approval of the amendment to Saia’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requires the affirmative vote of two-thirds of all outstanding shares. Approval of the amendment to Saia’s Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock requires the affirmative vote of a majority of outstanding shares.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the proposal. Shares voting “ABSTAIN” on the advisory vote on executive compensation, on the amendment to eliminate supermajority voting, on the amendment to increase the authorized shares of common stock, and the ratification of the appointment of the Company’s independent registered public accounting firm will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals.

In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Assuming a quorum is obtained, broker non-votes will not affect the outcome of the election of directors, the advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm; however, broker non-votes will have the effect of a “no” vote on the respective proposals to amend the Amended and Restated Certificate of Incorporation to eliminate supermajority voting and to increase the authorized shares of common stock.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

2022 Proxy Statement	SAIA, INC.	69

Additional Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 29, 2022:

This proxy statement and our annual report to stockholders are also available to you on the Company’s website (www.saia.com) under the Investor Relations page.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Procedures for Recommendations and Nominations by Stockholders

Stockholder Recommendations

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the recommending stockholder as it appears on the Company’s books;

•	The number of shares owned beneficially and of record by such stockholder, the length of period held and proof of ownership of such shares;

•

If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (or a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

The recommendation must be accompanied by the information concerning the candidate required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder, generally providing for the disclosure of:

•

The name and address of the candidate, the candidate’s business experience and public company directorships during the past five years and information regarding certain types of legal proceedings within the past ten years involving the candidate and a statement of the particular experience, qualifications, attributes or skills that make the candidate appropriate for service on the Board;

•	The candidate’s ownership of securities in the Company; and

•	Transactions between the Company and the candidate valued in excess of $120,000 and certain other types of business relationships with the Company.

The recommendation must describe all relationships between the candidate and the recommending stockholder and any agreements or understandings between the recommending stockholder and the candidate regarding the recommendation. The recommendation shall describe all relationships between the candidate and any of the Company’s competitors, customers, suppliers or other persons with special interests regarding the Company.

70	SAIA, INC.	2022 Proxy Statement

ADDITIONAL INFORMATION

The recommending stockholder must furnish a statement supporting its view that the candidate possesses the minimum qualifications prescribed by the Nominating and Governance Committee for director nominees, and briefly describing the contributions that the candidate would be expected to make to the Board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The recommendation must be accompanied by the consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the candidate’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholder Nominations for Election at Annual Meetings

To nominate a director candidate for election at an annual meeting, a stockholder must deliver timely notice of such nomination to the principal executive offices of the Company in accordance with, and containing the information required by, the Company’s Bylaws. To be timely, the notice must be received at the Company’s principal executive offices no later than the close of business on the 90th calendar day or earlier than the 120th calendar day prior to the first anniversary date of the immediately preceding year’s annual meeting. The process outlined in the Company’s Bylaws is the exclusive means for a stockholder to make director nominations at an annual meeting of stockholders.

The summary above is qualified entirely by reference to the applicable provisions of the Company’s Bylaws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company upon request. No stockholder nominations or proposals have been made in connection with the 2022 annual meeting of stockholders.

Stockholder Proposals for 2023 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in 2023 must deliver the proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 20, 2022, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 30, 2022, and on or before January 29, 2023, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

Douglas L. Col

Secretary

2022 Proxy Statement	SAIA, INC.	71

APPENDIX A

PROPOSED AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

ELIMINATE SUPERMAJORITY VOTING

Article VII

Amendment of Certificate of Incorporation

Section 7.01    The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article VIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, Article VI, Article VII, and Article VIII.~~

A-1

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/SAIA or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SAIA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Kevin A. Henry	☐	☐	☐	02 - Frederick J. Holzgrefe, III	☐	☐	☐	03 - Donald R. James	☐	☐	☐
04 - Richard D. O’Dell	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approve on an advisory basis the compensation of Saia’s Named Executive Officers	☐	☐	☐	3. Approve an amendment to Saia’s Certificate of Incorporation to eliminate supermajority voting requirements	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
4. Approve an amendment to Saia’s Certificate of Incorporation to increase the number of authorized shares of common stock	☐	☐	☐	5. Ratify the appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for fiscal year 2022	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2022 Annual Meeting of Stockholders of Saia, Inc. will be held on

Friday, April 29, 2022 at 10:30 a.m. EDT, virtually via the internet at meetnow.global/MYUDPTF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SAIA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 29, 2022

Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 29, 2022 at 10:30 a.m. EDT or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Kevin A. Henry	☐	☐	☐	02 - Frederick J. Holzgrefe, III	☐	☐	☐	03 - Donald R. James	☐	☐	☐
04 - Richard D. O’Dell	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approve on an advisory basis the compensation of Saia’s Named Executive Officers	☐	☐	☐	3. Approve an amendment to Saia’s Certificate of Incorporation to eliminate supermajority voting requirements	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
4. Approve an amendment to Saia’s Certificate of Incorporation to increase the number of authorized shares of common stock	☐	☐	☐	5. Ratify the appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for fiscal year 2022	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 5 3 6 5 6 4

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 29, 2022

Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 29, 2022 at 10:30 a.m. EDT or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)